UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

RUSS BERRIE AND COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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RUSS BERRIE AND COMPANY, INC.
111 Bauer Drive
Oakland, New Jersey 07436

March 24, 2005
Dear Shareholder:
      It is my pleasure, on behalf of your Board of Directors, to extend to you a cordial invitation to attend our Annual Meeting of Shareholders, which will be held this year at the Company’s corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, at 2:00 p.m. on Wednesday, May 4, 2005.
      At the meeting, shareholders will be asked to elect 9 directors and to transact such other business as may properly come before the meeting.
      I look forward to greeting you at the meeting. Whether or not you expect to attend, I urge you to sign and return your proxy card immediately.

Sincerely,

JOSH S. WESTON
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held Wednesday, May 4, 2005
PROXY STATEMENT
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT FEES
AUDIT-RELATED FEES
TAX FEES
ALL OTHER FEES
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
RUSS BERRIE AND COMPANY, INC. Comparison of Five Year Cumulative Total Return Among Russ Berrie and Company, Inc., the S&P 500 Index and Peer Group Companies
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2004 OPTION GRANTS
AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE MANAGEMENT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
VOTING PROCEDURES
SHAREHOLDER PROPOSALS

RUSS BERRIE AND COMPANY, INC.
111 Bauer Drive
Oakland, New Jersey 07436
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, May 4, 2005
       The Annual Meeting of Shareholders of Russ Berrie and Company, Inc. (the “Company”) will be held this year at the Company’s corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, on Wednesday, May 4, 2005, at 2:00 p.m. for the following purposes:

1.	To elect 9 directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Only shareholders of record at the close of business on March 16, 2005 are entitled to notice of and to vote at such meeting.

BY ORDER OF THE
BOARD OF DIRECTORS,

ARNOLD S. BLOOM
Secretary
Oakland, New Jersey
March 24, 2005

Please complete, date, sign, and promptly return your proxy card in the enclosed envelope.

RUSS BERRIE AND COMPANY, INC.
111 Bauer Drive
Oakland, New Jersey 07436
PROXY STATEMENT
dated March 24, 2005
      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Russ Berrie and Company, Inc. (the “Company”) of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 4, 2005, at 2:00 p.m., at the Company’s corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, and at any adjournments or postponements thereof.
      Shareholders of record at the close of business on March 16, 2005, will be entitled to one vote for each share of common stock of the Company, stated value $.10 per share (“Common Stock”) they then held on all matters to come before the meeting. There were outstanding on that date 20,824,475 shares of Common Stock. The Company has no other class of stock outstanding. The holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum.
      An executed proxy may be revoked at any time by written notification to the Corporate Secretary of the Company at the Company’s corporate headquarters if such notice is actually received by the Corporate Secretary before such proxy is exercised, or by attending and voting at the meeting in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company and not revoked will be voted in the manner specified. If no specification is indicated, the proxy will be voted as indicated herein. The cost of solicitation will be borne directly by the Company.
      This proxy statement is accompanied by the Company’s Annual Report on Form  10-K for the year ended December 31, 2004 (the “10-K”), including financial statements and financial statement schedules, filed with the Securities and Exchange Commission (“SEC”), but excluding exhibits. Exhibits to the 10-K will be provided upon request and payment of the Company’s reasonable expenses in connection therewith. Any such request should be addressed to the Company at 111 Bauer Drive, Oakland, New Jersey 07436, Attention: Chief Financial Officer.
      This Proxy Statement and the form of proxy will be mailed to shareholders on or about April 8, 2005.

ELECTION OF DIRECTORS
      Nine directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.* The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the persons named below. All of the persons named below are currently directors of the Company. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees nominated by the Board in place of those who are not candidates. At this time, the Board knows of no reason why any nominee might not be a candidate at the meeting. The information concerning the nominees has been furnished by them to the Company.

		Director	Principal Occupation;
Name	Age	Since	Other Public Directorships

Raphael Benaroya[1,2,4]	57	1993	Chairman of the Board, President and Chief Executive Officer, since 1989, of United Retail Group, Inc., which operates a chain of retail specialty stores. Mr. Benaroya is also Managing Director of American Licensing Group, L.P., which specializes in consumer goods’ brand name licensing.
Angelica Berrie[4]	49	1998	President of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation.[6] Elected Vice Chairman of the Board of the Company effective April 8, 2004. Ms. Berrie served as Chief Executive Officer of the Company from January 22, 2003 to May 31, 2004. Ms. Berrie also served as Vice President-Strategic Planning of the Company from July 2000 to January 2003 and as Director-Product Development of the Company from November 1991 to July 2000.
Carl Epstein[2]	78	2000	Mr. Epstein has held the positions of President of Halston Enterprises, Inc., Danskin, Inc., and B.V.D. Knitwear, Inc., as well as Vice President and General Manager of International Playtex. For the past fifteen years, Mr. Epstein has been retired.
Andrew R. Gatto[4,5]	57	2004	Mr. Gatto became President and Chief Executive Officer of the Company on June 1, 2004. Mr. Gatto was elected to the Board of the Company on April 9, 2004.[7] From 1997, until joining the Company, Mr. Gatto was Senior Vice President, Product Development, Imports and Strategic Sourcing for Toys “R” Us, a retailer of toys, children’s apparel and baby products.

		Director	Principal Occupation;
Name	Age	Since	Other Public Directorships

Ilan Kaufthal[4]	57	1995	Vice Chairman-Investment Banking, since May 2000, of Bear, Stearns & Co. Inc., an investment banking firm. Vice Chairman, from April 1997 to May 2000, of Schroder & Co., Inc. (formerly known as Schroder Wertheim & Co., Inc.), an investment banking firm. Managing Director, from February 1987 to March 1997, of Schroder & Co., Inc. Mr. Kaufthal is also a Director of United Retail Group, Inc. and Cambrex Corporation, a company which manufactures specialty chemicals.
Charles Klatskin[3]	70	1983	Chairman of the Board and Chief Executive Officer of Binswanger/Klatskin, a commercial real estate brokerage firm created in February 2001. Chairman of the Board and President, since 1966, of Charles Klatskin Company, Inc., a commercial real estate brokerage and development firm.
Joseph Kling[1,3]	75	1988	President and Chief Executive Officer of MLJ, Inc., a consulting company, since April 1991.
William A. Landman[1,2,3]	52	1994	Principal, since 1987, and Chief Investment Officer, since March 1998, of CMS Companies, an investment firm.
Josh S. Weston[2,3,4]	76	1999	Elected Chairman of the Board of the Company effective April 8, 2004 and served as Acting Chairman of the Board of the Company from December 26, 2002 until April 2004. Honorary Chairman, since April 1998, of Automatic Data Processing, Inc. (“ADP”), a computerized transaction processing, data communication and information services company. Mr. Weston served as Chairman of the Board of ADP from August 1996 to April 1998. Prior to August 1996, and for more than five years prior thereto, he served as Chairman of the Board and Chief Executive Officer of ADP. Mr. Weston is also a Director of Gentiva Health Services, Inc., a provider of home health care services, J. Crew Inc., a retail and mail order clothing company, and he served as Director of ADP until November 2004.

*	Mr. Sidney Slauson retired from the Company’s Board effective March 11, 2005 and has therefore declined to stand for re-election to the Board at the 2005 Annual Meeting of Shareholders (the “2005 Meeting Date”). In connection with the foregoing, the By-Laws of the Company have been amended, effective as of March 11, 2005, to set the number of the directors of the Company at no less than three and no more than nine. As of the 2005 Meeting Date, in recognition of his approximately forty years of dedicated service to the Company, Mr. Slauson will receive the honorary title of “Director Emeritus.” As Director Emeritus, Mr. Slauson will not be a voting member of the Board, but will be invited to attend each Board meeting at his discretion, and he will be paid $1,000 per meeting attended, if any, plus expenses.

[1]	Member of Compensation Committee of the Board.

[2]	Member of Nominating/ Governance Committee of the Board.

[3]	Member of Audit Committee of the Board.

[4]	Member of the Executive Committee of the Board. Mr. Gatto is an ex officio member of this committee.

[5]	Member of the Executive Management Committee. See “Executive Management Committee” below.

[6]	The Foundation, as of March 24, 2005, owns approximately 20.9% of the Company’s Common Stock. See “Security Ownership of Certain Beneficial Owners” table below.

[7]	In accordance with the employment agreement between the Company and Mr. Gatto, Mr. Gatto may terminate his employment with the Company for “good reason” for any failure to maintain him as a member of the Board during his employment under such agreement.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
      The Board held ten (10) meetings during 2004. In 2004, no director attended fewer than 75% of the aggregate number of meetings of (i) the Board and (ii) any committees of which such director was a member (in each case, during the periods that such director served). It is the policy of the Company for Board members to attend the Company’s annual meeting. All Board members were present at the Company’s 2004 annual meeting.

I.	Independence Determinations
      The Board undertook a review of director independence in February 2005. During this review, the Board considered transactions and relationships between (i) each director, entities with which such director is affiliated and/or any member of such director’s immediate family and (ii) the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is “independent” in accordance with applicable rules and regulations of the New York Stock Exchange (the “NYSE”), applicable law, and the rules and regulations of the SEC. The Board based its determinations primarily on a review of the responses of the Company’s directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships between the Company, the directors, and entities with which such directors are affiliated, discussions and analyses with respect to the foregoing, and the recommendations of the Nominating/ Governance Committee.
      As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the 2005 Annual Meeting of Shareholders are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, with the exception of Andrew Gatto and Angelica Berrie. Andrew Gatto is not independent as a result of his employment as President and CEO of the Company. Ms. Berrie is not independent as a result of her employment as CEO of the Company prior to Mr. Gatto but within the previous three years.
      In determining that each of the other directors of the Company is independent, in addition to confirming that none of the automatic disqualifications required by the NYSE are applicable to such directors, the Board also affirmatively determined that each such director has no direct or indirect material relationship with the Company or its subsidiaries. In making these determinations, the NYSE has noted that as its concern is independence from management, it does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. In addition, certain directors have relationships with other directors and/or stockholders of the Company and the Company has relationships with entities with which certain directors are affiliated, but not as partners, shareholders or officers. Although such relationships are not prohibited by the NYSE listing standards, they were nonetheless considered by the Board in making its independence determinations.
      The Board’s specific determinations with respect to “material relationships” are set forth below:

Mr. Benaroya:
      Relevant Facts: Chairman, President, CEO and significant stockholder of United Retail Group, Inc., (“United Retail”) an occasional customer of the Company; trustee of The Russell Berrie 2002A Trust. See “Security Ownership of Certain Beneficial Owners” table below.
      Determination: Due to the insignificant amount of Company inventory purchased by United Retail, and the NYSE position that stock ownership is not a bar to an independence finding, these relationships were deemed immaterial and Mr. Benaroya was deemed independent.

Mr. Epstein:
      Relevant Facts: Messrs. Epstein and Klatskin and Ms. Berrie serve on the board of the same not-for-profit nursing home, to which members of the Berrie family and The Russell Berrie Foundation contribute funds.
      Determination: This is not a direct or indirect relationship with the Company or its subsidiaries and, as a result, Mr. Epstein was deemed independent.

Mr. Kaufthal:
      Relevant Facts: Mr. Kaufthal is an officer of Bear, Stearns & Co., Inc. (“Bear Stearns”). Bear Stearns acts as a financial advisor to the Company from time to time and acted as exclusive financial advisor to the Company in connection with its acquisition of Kids Line, LLC. Bear Stearns has in the past managed approximately $50,000,000 of the Company’s cash balances for a fee (it no longer does so). Some of the officers and directors of the Company may have brokerage accounts at Bear Stearns. Mr. Kaufthal is on the board of The Russell Berrie Foundation, is a trustee of The Russell Berrie 2002A Trust, and is an executor of The Russell Berrie Estate. See “Security Ownership of Certain Beneficial Owners” table below. Mr. Kaufthal also is a small, passive limited investor in Ableco Finance, the senior lender to the Company in connection with the recent Kids Line acquisition.
      Determination: As a result of (i) representations from Mr. Kaufthal that his indirect interest in the fees earned by Bear Stearns from the Company are immaterial to him, (ii) representations from Mr. Kaufthal that the fees earned by Bear Stearns from the Company are immaterial to Bear Stearns, (iii) the passive nature of his investment in Ableco (in addition to the small relative size of such investment — $1,000,000), and (iv) the position of the NYSE that stock ownership is not a bar to an independence finding, Mr. Kaufthal’s relationships with the Company were deemed immaterial and Mr. Kaufthal was deemed independent.

Mr. Klatskin:
      Relevant Facts: Mr. Klatskin is on the board of the not-for-profit nursing home discussed above with Mr. Epstein and Ms. Berrie. From time to time, Mr. Klatskin or his firm acts as a real estate broker with respect to additional space for the Company or the renewal of leases.

      Determination: (i) the not-for-profit relationship is not a direct or indirect relationship with the Company and (ii) as Mr. Klatskin is not currently acting as a broker for the Company, and has not received compensation for acting as a broker in at least the last several years, this relationship was deemed immaterial and Mr. Klatskin was deemed independent.

Mr. Kling:
      As Mr. Kling has no direct or indirect relationship with the Company or its subsidiaries, he was deemed independent.

Mr. Landman:
      Relevant Facts: One of the Berrie family trusts holds illiquid minority investments in vehicles in which Mr. Landman serves as general partner; the Company paid insurance premiums with respect to one of its former executive officers, and CMS Companies (of which Mr. Landman is an executive) was the broker for such insurance coverage.
      Determination: (i) the relationship between the Berrie family trusts and Mr. Landman is not a direct or indirect relationship with the Company or its subsidiaries, and (ii) with respect to the insurance brokerage, as a result of its indirect nature (the Company did not pay any brokers fees) and the fact that the amount of fees is insignificant, this relationship was deemed immaterial and Mr. Landman was deemed independent.

Mr. Slauson:
      As Mr. Slauson has no direct or indirect relationship with the Company or its subsidiaries, he was deemed independent (Mr. Slauson retired from the Board effective March 11, 2005, but until such time, he continued to serve on the Board and on the Compensation Committee of the Board).

Mr. Weston:
      Relevant Facts: Retired, in November 2004, from the board of directors of ADP, which provides payroll services to the Company; trustee of The Russell Berrie 2002A Trust; gives certain contributions to charities with which the Berrie family is affiliated, and vice versa.
      Determination: (i) the charitable contributions do not constitute a direct or indirect relationship with the Company or its subsidiaries, (ii) Mr. Weston is not an officer of ADP, and is currently retired from its Board, so there is no current direct or indirect relationship with the Company or its subsidiaries with respect to ADP, and (iii) based on the expressed views of the NYSE, stock ownership is not a bar to an independence finding. As a result, Mr. Weston was deemed independent.
      See “Audit Committee,” below for a discussion of the independence of members of the Audit Committee.

II.	Board Committees and Corporate Governance Matters
      The Board maintains, among other committees, a standing audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating/ governance committee (the “Nominating/ Governance Committee”). Links to the current charters for the audit, compensation and nominating/ governance committees can be found on the Company’s website located at www.russberrie.com under “Corporate Governance” and such charters are available in print to any shareholder who makes a written request thereof to the Company at 111 Bauer Drive, Oakland, New Jersey 07436, Attention: Corporate Secretary.

Audit Committee
      The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, held four (4) meetings during 2004. The Audit Committee consists of Messrs. Weston (Chair), Kling, Landman and Klatskin.* The Audit Committee operates under a written charter adopted by the Board, which was slightly revised in February 2005 to reflect new requirements of the NYSE. The Audit Committee’s function is to assist the Board in fulfilling its oversight responsibility by monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors, (4) the performance of the Company’s internal audit function, (5) the investments made by the Company, and (6) any transactions between related parties (including, without limitation, officers, directors and principal shareholders) and the Company, other than normal and usual employment compensation arrangements with the Company. The Board has affirmatively determined that each member of the Audit Committee is independent (as defined in Section 303A of the listing standards of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 promulgated thereunder) and may serve on the Audit Committee. The Board has affirmatively determined that the Chair of the Audit Committee, Mr. Weston, is an “audit committee financial expert”, as that term is defined in Item 401(h) of Regulation S-K, and is “independent” for purposes of the listing standards of the NYSE. The report of the Audit Committee is set forth in this Proxy Statement.

Compensation Committee
      The Compensation Committee, which held six (6) meetings during 2004, currently consists of Messrs. Benaroya, Landman and Kling.** Each member of the Compensation Committee is independent, as independence for such members is defined in the listing standards of the NYSE. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee reviews and approves remuneration arrangements for senior management of the Company and makes recommendations to the Board with respect to the compensation of directors, and all incentive compensation and equity based plans. The report of the Compensation Committee is set forth in this Proxy Statement.

Nominating/ Governance Committee
      The Nominating/ Governance Committee, which held four (4) meetings in 2004, consists of Messrs. Benaroya, Epstein, Weston, and Landman.*** Each member of the Nominating/ Governance Committee is independent, as independence for such members is defined in the listing standards of the NYSE. The Nominating/ Governance Committee operates under a written charter adopted by the Board. The

*	Mr. Klatskin was appointed as an additional member of the Audit Committee in May 2004, after the second committee meeting in 2004 was held.

**	Mr. Kling was appointed as an additional member of the Compensation Committee in May 2004, after the first committee meeting in 2004 was held. Mr. Slauson was a member of the Compensation Committee until March 11, 2005, the effective date of his retirement from the Board.

***	Mr. Weston replaced Mr. Klatskin as a member of the Nominating/ Governance Committee in May 2004, after the third committee meeting was held. Mr. Landman replaced Mr. Sottile as a member of the Nominating/ Governance Committee in May 2004, after the third committee meeting was held, as Mr. Sottile did not stand for re-election to the Board at the 2004 Annual Meeting of Shareholders.

Nominating/ Governance Committee develops corporate governance principles applicable to the Company and oversees the evaluation of the Board and the management of the Company. In addition, the Nominating/ Governance Committee identifies and recommends to the Board individuals who are qualified, consistent with criteria approved by the Board, to be selected as nominees for election as a director of the Company, as well as members of the various committees of the Board.

Minimum Qualifications for Board of Directors Nominees
      The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board. Accordingly, Board candidates will be considered by the Nominating/ Governance Committee based upon various criteria, including, but not limited to, their broad-based business and professional skills and experiences, concern for the long-term interests of the shareholders, and their reputation, personal integrity and judgment. In addition, directors must have sufficient time available to devote to Board activities and to enhance their knowledge of the consumer goods and related industries. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Identification and Evaluation Process Related to Director Nominations
      The Nominating/ Governance Committee will recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders and shall recommend additional candidates to fill vacancies as needed, in accordance with the procedures set forth below. In the case of incumbent directors whose terms of office are set to expire, the Nominating/ Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the Nominating/ Governance Committee first determines whether the candidate must be “independent” as defined by applicable securities laws, the rules and regulations of the SEC and the listing standards applicable to the Company. The Nominating/ Governance Committee will identify potential candidates and may also engage, if it deems appropriate, a professional search firm. The Nominating/ Governance Committee will then meet to discuss and consider such candidates’ qualifications in light of the overall composition of the Board, the operating requirements of the Company, the long-term interests of the shareholders and the criteria for nominee selection approved by the Board. Contact will be initiated with preferred candidates, including, to the extent the Nominating/ Governance Committee deems necessary, the requirement of the completion of informational questionnaires provided by the Nominating/ Governance Committee to the candidate, as well as personal interviews of such candidates. After such procedure is complete, the Nominating/ Governance Committee will meet to approve final candidates for recommendation to the full Board as set forth in its charter. The Nominating/ Governance Committee will consider director candidates recommended by shareholders provided the published procedures established by the Company for such recommendations are followed by submitting shareholders. (See “Shareholder Recommendations for Director” below for such procedures.) The Nominating/ Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder.
      In accordance with the employment agreement between the Company and Mr. Gatto, Mr. Gatto may terminate his employment with the Company for “good reason” for any failure to maintain him as a member of the Board during his employment under such agreement.

Shareholder Recommendations for Director
      The Nominating/ Governance Committee will consider qualified candidates for director who are recommended by the Company’s shareholders in written submissions to the Corporate Secretary, 111 Bauer Drive, Oakland, New Jersey 07436. Written submissions of recommendations from a shareholder must be received at least 120 days before the date of release of the Company’s proxy statement to shareholders in connection with the previous year’s annual meeting to be considered for the current year’s annual meeting, and should include the nominee’s qualifications and other relevant biographical information, including age, employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements, and board memberships (if any). The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received after the 120 day period specified above will be considered for nomination at the next succeeding annual meeting of shareholders. The Nominating/ Governance Committee will consider director candidates recommended by shareholders provided the procedures set forth above are followed by shareholders in submitting recommendations. Notwithstanding the foregoing, however, the Nominating/ Governance Committee retains discretion in the recommendation of nominees to the Board, and has no obligation to nominate a candidate recommended by a shareholder or to include such candidate in the Company’s proxy materials.
Communication with the Board of Directors
      Any shareholder who would like to contact the Company’s Board, including any individual director, a committee of the Board or the non-management directors as a group, may do so (1) electronically by sending an e-mail to the following address: theboard@russberrie.com; or, (2) by writing to: Board of Directors, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436, Attention: Corporate Secretary. All such communications, via e-mail or in writing, will be forwarded by the Corporate Secretary to the appropriate Board member(s).
Corporate Governance Guidelines
      On March 2, 2004, the Company adopted a set of Corporate Governance Guidelines, a copy of which can be located on the Company’s website as follows: www.russberrie.com under “Corporate Governance.” Such guidelines are available in print to any shareholder who makes a written request thereof to the Company at 111 Bauer Drive, Oakland, New Jersey 07436, Attention: Corporate Secretary.
Executive Sessions of Non-Management
      Pursuant to the Company’s Corporate Governance Guidelines, non-management Board members will meet without management present at least quarterly at regularly scheduled executive sessions. “Non-management” directors are all those who are not Company officers. “Non-management” directors include such directors, if any, who are not independent by virtue of a material relationship with the Company, former status or family membership, or for any other reason. The Chairman presides at such meetings unless the Chairman is not a non-management director, in which case the presiding director will be chosen by the non-management directors. Currently, Mr. Weston presides at such meetings.

Codes of Ethics
      On March 2, 2004, the Company adopted a Code of Ethics for the Principal Executive Officer and Senior Financial Officers, as well as a more general Code of Business Conduct and Ethics. You can find links to each of these codes on the Company’s website located at www.russberrie.com under “Corporate Governance” and such codes are available in print to any shareholder who makes a written request thereof to the Company at 111 Bauer Drive, Oakland, New Jersey 07436, Attention: Corporate Secretary.
DIRECTOR COMPENSATION
      Directors who are employees of the Company receive no additional compensation for services as a director. Each director who is not an officer or other employee of the Company (“Non-Employee Directors”) receives $12,000 per year for service as a director, plus $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. In addition, commencing January 1, 1994, Non-Employee Directors became eligible to receive non-qualified stock options under the Company’s 1994 Stock Option Plan for Outside Directors (the “1994 Directors Plan”). Grants under the 1994 Directors Plan were no longer permitted after the 1998 plan year. Commencing January 1, 1999, Non-Employee Directors became eligible to receive non-qualified stock options under the Company’s 1999 Stock Option Plan for Outside Directors (the “1999 Directors Plan”). Grants under the 1999 Directors Plan were no longer permitted after the 2003 plan year. Commencing January 1, 2004, Non-Employee Directors became eligible to receive awards of non-qualified stock options under the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan (the “2004 Plan”).
1994 Directors Plan and 1999 Directors Plan
      The 1994 Directors Plan and the 1999 Directors Plan are currently administered by the Board of Directors. Options granted under the 1994 Directors Plan and the 1999 Directors Plan vest and become exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are transferable to spouses, lineal descendants, certain trusts and charitable organizations; otherwise, such options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or a permitted transferee or by the grantee’s or permitted transferee’s legal representative(s) after death or disability. If the grantee ceases to be a member of the Board for reasons other than death or disability, non-vested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee’s death or disability, non-vested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter. Options granted under the 1994 Directors Plan and the 1999 Directors Plan were issued on January 1 of each plan year at an exercise price equal to the closing market price of the Common Stock on the NYSE on the first trading day of each such year. Grants under the 1994 Director Plan and the 1999 Directors Plan were no longer permitted after December 31, 1998 and December 31, 2003, respectively, although options previously granted under either plan may be exercised beyond such dates.
      A total of 150,000 shares of Common Stock were reserved for the grant of options under the 1994 Directors Plan. Non-Employee Directors were each granted options to purchase 3,000 shares of Common Stock in each year from 1994 through 1998. In 2004, Non-Employee Directors exercised options pursuant to grants made under the 1994 Directors Plan as follows: (i) Mr. Benaroya exercised four sets of options for 3,000 shares of Common Stock each, at an exercise price of $14.875, $13.75, $13.625, and

$18.50 per share, respectively; (ii) Mr. Kaufthal exercised two sets of options for 3,000 shares of Common Stock each, at an exercise price of $13.625 and $18.50 per share, respectively; (iii) Mr. Klatskin exercised three sets of options for 3,000 shares of Common Stock each, at an exercise price of $13.75, $13.625, and $18.50 per share, respectively; and (iv) Mr. Landman exercised two sets of options for 3,000 shares of Common Stock each, at an exercise price of $13.75 and $13.625 per share, respectively.
      A total of 150,000 shares of Common Stock were reserved for the grant of options under the 1999 Directors Plan. Non-Employee Directors were each granted options to purchase 3,000 shares of Common Stock in each year from 1999 through 2003 under the 1999 Director’s Plan. In 2004, Non-Employee Directors exercised options pursuant to grants made under the 1999 Directors Plan as follows: (i) Mr. Benaroya exercised two sets of options for 3,000 shares of Common Stock each, at an exercise price of $20.375 and $20.75 per share, respectively; (ii) Mr. Klatskin exercised three sets of options for 3,000 shares of Common Stock each, at an exercise price of $23.625, $20.375, and $20.75 per share, respectively; and (iv) Mr. Weston exercised two sets of options for 3,000 shares of Common Stock each, at an exercise price of $20.375 and $20.75 per share, respectively.
2004 Plan
      With respect to awards to Non-Employee Directors, the 2004 Plan is administered by the Board.
      Except as discussed below, and unless otherwise provided in an agreement evidencing the award, options granted to Non-Employee Directors under the 2004 Plan vest and become exercisable ratably over five years (20% per year) from the date of grant and continue to be exercisable for a period of ten years therefrom. Notwithstanding the foregoing, unless otherwise provided in an agreement evidencing the award, (i) in the event of the death or Disability (as defined in the 2004 Plan) of a Non-Employee Director while serving as a member of the Board, all such director’s unexercised options vest, and may be exercised by such director’s estate, legatee(s), legal representative or permitted transferee for up to one year after such director’s death or final determination of Disability, or the stated term of the unexpired option, if earlier, and (ii) if a Non-Employee Director ceases to serve as a member of the Board for any reason other than as set forth in clause (i) above, such director’s non-vested options immediately terminate, and such director’s unexercised vested options shall be exercisable for a period of 30 days after the applicable termination date.
      Options granted to Non-Employee Directors under the 2004 Plan are not assignable or transferable except by will or by the laws of descent and distribution; provided that such options are transferable to such directors’ spouses, children, parents, mothers and fathers-in-law, brothers and sisters-in-law, sons and daughters-in-law, anyone (other than employees) living in such director’s home (each, a member of such director’s “Immediate Family”), a trust for the benefit of such director or any member of his or her Immediate Family, partnerships in which such director or members of his or her Immediate Family and/or trusts are the only partners, and/or any organization exempt under Section 501(c) of the Code. Except as described above, options granted to Non-Employee Directors under the 2004 Plan are exercisable only by the director entitled thereto or such director’s permitted assignee or transferee.
      Options may be granted to any Non-Employee Director at the discretion of the Board, upon such terms and conditions, consistent with the provisions of the 2004 Plan, as the Board of Directors may determine, at an exercise price equal to the closing sales price of a share of Common Stock on the applicable date of grant on the NYSE or such other national securities exchange as the Common Stock may then be traded (or over-the-counter market system, if applicable), or if no sales of Common Stock shall have occurred on that date on any such exchange (or over-the-counter market system, if applicable), on the first preceding date on which a sale of Common Stock so occurred in the event that the Common Stock is listed on an exchange (or the average of the bid and asked prices for a share of Common Stock at the end of the date of grant in the event that the Common Stock is traded on an over-the-counter market system). It should be noted that in accordance with the terms of the 2004 Plan, the Board retains the discretion to determine the number of options that may be granted to Non-Employee Directors in any plan year. No options were granted to Non-Employee Directors in 2004. To date in 2005, no options have been granted to Non-Employee Directors. However, it is the present intention of the Board, during 2005, to make an annual grant under the 2004 Plan to each Non-Employee Director of options to purchase 5,000 shares of Common Stock.
      A total of 2,750,000 shares of Common Stock were reserved for the grant of options and awards of Common Stock under the 2004 Plan for all eligible plan participants, which include designated officers and employees as well Non-Employee Directors of the Company. No participant under the 2004 Plan, including Non-Employee Directors, shall be granted awards of options to purchase more than 100,000 shares of Common Stock in any plan year. No award may be granted under the 2004 Plan more than five years after its effective date.
      On May 7, 2004, the Company announced that the Board had authorized a cash tender offer to purchase outstanding options issued under the Company’s various equity compensation plans for cash in amounts ranging from $0.25 per share to $5.00 per share, as is more fully described in the Statement on Schedule TO and related amendments filed by the Company with the SEC on May 7, 2004, May 28, 2004, June 15, 2004, June 22, 2004 and June 30, 2004, respectively. The tender offer closed in June 2004, with an aggregate purchase price of approximately $844,000 paid by the Company, which was recorded as compensation expense in the second quarter of 2004. Non-Employee Directors participated in the tender offer as follows (at prices ranging from $2.00 to $5.00 per share, all in accordance with such tender offer documents): (a) Mr. Benaroya tendered 12,000 options for an aggregate purchase price of $30,000; (b) Mr. Epstein tendered 9,000 options for an aggregate purchase price of $21,000; (c) Mr. Kaufthal tendered 18,000 options for an aggregate purchase price of $48,000; (d) Mr. Klatskin tendered 9,000 options for an aggregate purchase price of $21,000 (e) Mr. Kling tendered 12,000 options for an aggregate purchase price of $30,000;(f) Mr. Landman tendered 21,000 options for an aggregate purchase price of $63,000; (g) Mr. Slauson tendered 12,000 options for an aggregate purchase price of $30,000; and (h) Mr. Weston tendered 6,000 options for an aggregate purchase price of $12,000.
      In addition, during 2004, the Company purchased various options previously granted to Non-Employee Directors outside of the 1999 Directors Plan as follows: (a) the Company purchased 2,000 options from Mr. Benaroya on August 2, 2004 for an aggregate purchase price of $4,000; (b) the Company purchased 2,000 options from Mr. Epstein on August 3, 2004 for an aggregate purchase price of $4,000; (c) the Company purchased 2,000 options from Mr. Kaufthal on August 2, 2004 for an aggregate purchase price of $4,000; (d) the Company purchased 2,000 options from Mr. Klatskin on August 4, 2004 for an aggregate purchase price of $4,000 (e) the Company purchased 2,000 options from Mr. Kling on August 3, 2004 for an aggregate purchase price of $4,000; (f) the Company purchased 2,000 options from Mr. Landman on August 6, 2004 for an aggregate purchase price of $4,000; (g) the Company purchased 2,000 options from Mr. Slauson on August 6, 2004 for an aggregate purchase price of $4,000; and (h) the Company purchased 2,000 options from Mr. Weston on August 2, 2004 for an aggregate purchase price of $4,000.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
Compensation Philosophy
      The Company’s compensation philosophy is designed to support its corporate goal of creating value for its shareholders. The Compensation Committee believes that offering competitive total compensation, which includes not only base salary and certain benefits, but also incentives in various forms, helps achieve this objective. An employee’s total compensation will vary depending on Company and individual performance. The Compensation Committee believes that the components of the Company’s compensation package, which are described below, provide a meaningful link between compensation and performance on both the individual and Company level. The following are summary descriptions of the Company’s compensation programs for executive officers (including the executive officers in the Summary Compensation Table and the CEO, unless otherwise stated).
Base Salaries
      The Compensation Committee annually reviews and approves base salary levels for the key executives of the Company, including the CEO. The Compensation Committee does not rely solely on predetermined formulas. Consideration of base salary adjustments is based on a variety of factors, including a review of individual performance, the scope of the individual’s responsibilities and their relative complexity, competitive market and industry information, contributions beyond immediate area of responsibility, initiative, team influence and other factors deemed relevant by the Compensation Committee. The Company’s recent financial results and changes in the marketplace were also considered by the Compensation Committee in determining salary increase guidelines in 2004. See “CEO Compensation” below for a discussion of the base salary of the former and current CEO.
2004 Cash Bonuses
      The executive officers of the Company historically participated in annual bonus programs, wherein the participants were paid cash bonuses if the Company’s specified business units exceeded certain goals related to profitability, as described in the Company’s 2004 Proxy Statement (the “Annual Bonus Program” and the “Additional Bonus Program”). However, based on the recent financial results of the Company, and the desire of the Compensation Committee to redesign its approach to the Company’s annual cash bonus programs, the Compensation Committee did not approve the Annual Bonus Program or the Additional Bonus Program for 2004. In lieu thereof, the Compensation Committee, upon the recommendation of management, approved the payment of certain discretionary bonuses in an aggregate specified amount applicable for 2004 only (the “Discretionary Bonus”). Specified employees recommended by management, including executive officers of the Company, were approved by the Compensation Committee to receive payment of a Discretionary Bonus based upon their specific accomplishments in 2004 and the belief that they would be valuable future contributors to the Company. Neither Mr. Gatto nor Ms. Berrie participated in the Discretionary Bonus. See “CEO Compensation” and “Employment Agreements and Arrangements; Termination of Employment Arrangements” below under the caption “Employment Contracts/ Arrangements and Compensatory Plans and Policies” for a description of Ms. Berrie’s and Mr. Gatto’s compensation, and amounts awarded to “named executive officers” under the Discretionary Bonus.

      Messrs. Robinson and Toolan, as described in the Company’s 2004 Proxy Statement, did not participate in the Annual Bonus Program or the Additional Bonus Program. The programs in which they participated in 2003 were not in effect for 2004. However, Mr. Robinson did receive a Discretionary Bonus in 2004. Because Mr. Toolan left the employ of the Company in September 2004, he received no cash bonuses in 2004.
      In addition to the foregoing, in December 2004, except for Mr. Robinson and Ms. Berrie, the executive officers of the Company, including Mr. Gatto (as well as other eligible employees) received a holiday bonus equal to one week’s annual base salary (the “Holiday Bonus”) under a long standing Company practice. In 2005, Mr. Gatto’s incentive compensation will not include eligibility for a Holiday Bonus. See “CEO Compensation” and the “Summary Compensation Table” below for a description of Ms. Berrie’s and Mr. Gatto’s compensation.
2005 Cash Bonuses
      During 2004, the Compensation Committee devoted extensive attention to redesigning its approach to the Company’s cash bonus programs, with particular emphasis on redefining the process for establishing individual bonuses, targets and challenges for executive officers and other bonus-eligible individuals, and establishing new standards and criteria for bonus eligibility that will be applied commencing in 2005.
      As a result, as reported on the Current Report on Form 8-K filed by the Company on March 14, 2005, on March 11, 2005 the Board, upon the recommendation of the Compensation Committee, approved an Incentive Compensation Program for specified employees (the “IC Program”), to be effective commencing 2005.

(a)	Purpose and Philosophy of the IC Program
      The IC Program was established to provide designated employees of the Company and its subsidiaries (“Participants”) with an opportunity, in each year that the IC Program is in effect, to earn cash remuneration beyond their base salary based on (i) the attainment of specified operating objectives by the Company (or specified divisions thereof), (ii) fulfillment of specified individual goals and objectives established for each Participant, and (iii) fulfillment of (x) specified individual initiatives established for each Participant and (y) initiatives to be mutually agreed upon such Participant and his/her direct supervisor. In addition, the IC Program seeks to, among other things, (1) more closely align Participants’ interests with those of shareholders, (2) reward Participants for contributing to the short and long-term growth of the business, (3) provide Participants with a more meaningful role in the attainment of maximum compensation levels, (4) provide a competitive platform for compensation vis-à-vis the marketplace, and (5) serve as a recruitment and retention tool.
      Subject to certain specified exclusions set forth in the IC Program, Participants consist of senior employees, mostly management, of either the Company or its subsidiaries selected on an annual basis by the CEO of the Company in his sole discretion in consultation with the heads of business units and certain senior executives of his choice, in each case as approved by the Compensation Committee, who operate in specified Participant Groups (as defined in the IC Program). Participants will generally have the rank of vice president or above, but titles are not determinative.
      Members of each Participant Group are eligible to participate in the IC Program at specified IC Percentage Ranges (expressed as a percent of annual base salary). The IC Percentage Ranges for each Participant Group will be determined on an annual basis by the CEO and approved by the Compensation Committee. The particular IC Percentage of a Participant within the applicable IC Percentage Range (such

Participant’s “Applicable Percentage”) will be determined on an annual basis by the CEO in his sole discretion, in each case as approved by the Compensation Committee. Each Participant’s annual base salary multiplied by such Participant’s Applicable Percentage shall equal a number (the “IC Factor”) that will be used to determine such Participant’s total incentive compensation which may be earned for the relevant year (the “Earned IC Amount”).
      Each Participant’s Earned IC Amount will be comprised of three separate components: a corporate performance component, an individual goals and objectives component and an individual initiatives component. Each component may entitle a Participant to earn a specified percentage of the IC Factor, as described below.

(b)	Establishing Corporate Objectives and Calculating the Corporate Component
      Corporate objectives for each Participant Group will consist of three separate levels of achievement (“Targets”) with respect to one or several specified measures of operating performance each year, such as operating income, EBITDA, etc. (the “Chosen Metric.”). Both the Chosen Metric and the Targets required will be determined by the CEO on an annual basis, as approved by the Compensation Committee. The Chosen Metrics for 2005 (and until such time as they are changed) are as follows: for Corporate Participants, Gift USA Participants and International Participants (each as defined in the IC Program), the Chosen Metric is Operating Income; for Sassy Participants and Kids Line Participants (each as defined in the IC Program) the Chosen Metric is EBITDA. There is no requirement that the Targets be based on or refer to budgeted levels of operating performance, or to any other plan or projection with respect to the Company’s business. Targets will be calculated to include a reserve to fund IC payments.
      For all Participants, 50% of such Participant’s IC Factor is the “Part A Amount”. The Targets will consist of the following: (i) a specified minimum level of achievement in the Chosen Metric (the “Minimum Target”) required to earn an amount equal to 20% of a Participant’s Part A Amount (ii) a specified level of achievement in the Chosen Metric in excess of the Minimum Target (the “Target”) required to earn an amount equal to 100% of a Participant’s Part A Amount, and (iii) a specified level of achievement in the Chosen Metric in excess of the Target (the “Maximum Target”) required to earn an amount equal to 200% of a Participant’s Part A Amount (or 100% of the IC Factor). The Targets will be based on consolidated Company performance in the case of Corporate Participants and will be based on the performance of the relevant business unit in the case of all other Participant Groups. Earned IC Amounts for achievement of results between (i) the Minimum Target and the Target, and (ii) the Target and the Maximum Target, will in each case be determined by a straight-line interpolation. No Earned IC Amount will be paid for achievement of results in excess of the Maximum Target. No additional Earned IC Amount will be paid for achievement of results below the Minimum Target. The Chosen Metric may change from year to year, different measurements may be used for different Participant Groups within the same year, and the Targets may change each year.

(c)	Calculating the Individual Goals Component
      The individual goals and objectives for each Participant for each year will be determined by the CEO in his sole discretion in the event that the CEO is the Participant’s direct supervisor or, in the event that the CEO is not the direct supervisor of the Participant, by the CEO in consultation with the Participant’s direct supervisor. Each Participant’s individual goals and objectives will be evaluated by the Participant’s direct supervisor, who will determine in his/her sole discretion whether and to what extent such goals and objectives have been achieved and what, if any, percentage (from 0% to 30%) of the IC Factor has been earned. Not all goals and objectives will be given equal weight.

(d)	Calculating the Individual Initiatives Component
      The individual initiatives, which will reflect a Participant’s contributions that favorably affect sales, gross margin, profitability, expenses and/or other efficiencies, will be determined by the CEO in his sole discretion in the event that the CEO is the Participant’s direct supervisor or, in the event that the CEO is not the direct supervisor of the Participant, by the CEO in consultation with the Participant’s direct supervisor. Individual initiatives will also include initiatives which have been mutually agreed upon by the Participant and his/her direct supervisor. Each Participant’s individual initiatives will be evaluated by the Participant’s direct supervisor, who will determine in his/her sole discretion whether and to what extent such initiatives have been achieved and what, if any, percentage (from 0% to 20%) of the IC Factor has been earned. Not all initiatives will be given equal weight.
      The IC Program supersedes the Annual Bonus Program and the Additional Bonus, and such programs and policies are of no further force and effect. Participants in the IC Program are not eligible to receive the Holiday Bonus. As is discussed below under CEO Compensation, Mr. Gatto will not be eligible to participate in the IC Program, as his bonus program is detailed in his employment agreement with the Company. In addition, Mr. Bialosky will not be eligible to participate in the IC Program in 2005 because, as detailed in the IC Program, members of the Company’s sales force are not eligible to participate therein. Mr. Bialosky, however, may be entitled to a cash bonus in 2005, to the extent approved by the Board, based upon the sales growth of specified customer accounts.
Stock Options and Restricted Stock
      The Compensation Committee views stock options and restricted stock awards as serving two purposes: (i) compensate executive officers in a manner that enhances their retention and (ii) provide executive officers with an equity stake in the Company and align their interests with those of shareholders. The Compensation Committee structures the size of the awards by balancing the interests of shareholders with the competitive need to provide an attractive compensation program. The ultimate value to the recipient of such awards depends upon the market price of the Company’s Common Stock. In 2004, the Compensation Committee established two grant levels for the award of options to executive officers of the Company, based on the Company’s performance, the executive officer’s contribution to the Company, his or her ability to contribute to the Company’s future success and/or other factors deemed relevant by the Compensation Committee. In connection therewith, one level awarded 15,000 options for certain senior executives and divisional/business heads and the other level awarded 7,500 options to certain other executive officers. The options were awarded under the Company’s 2004 Plan to such executive officers on January 2, 2004. The options awarded to each executive officer vest ratably over a period of five years (20% per year) from the date of the grant. See the “2004 Options Grant” chart below for the options granted to the executive officers in the Summary Compensation Table. No stock options were awarded to Ms. Berrie in 2004. Mr. Gatto was awarded stock options in accordance with his employment agreement, as more fully set forth below under “CEO Compensation,” “Employment Agreements and Arrangements; Termination of Employment Arrangements” and the “2004 Option Grants” chart.
      In 2004, except for Mr. Toolan, none of the executive officers named in the Summary Compensation Table, including the current and former CEO, received restricted stock awards. On January 2, 2004, pursuant to his employment agreement, Mr. Toolan received an award of 2,936 shares of restricted stock under the Company’s 2004 Plan. Pursuant to the provisions of the 2004 Plan, the restricted stock awarded to Mr. Toolan in 2004 was forfeited when he left the employ of the Company in September 2004. See “Summary

Compensation Table” below and “Employment Agreements and Arrangements; Termination of Employment Arrangements” below.
CEO Compensation

Angelica Berrie
      Angelica Berrie served as CEO of the Company from January 22, 2003 until June 1, 2004, when she was succeeded by Andrew Gatto. Based upon the Compensation Committee’s consideration of Ms. Berrie’s responsibilities, the salaries of other executive officers of the Company, and the base salaries of the five most highly compensated officers, including the chief executive officers, of the Company’s peer group and certain other companies in the industry, the Compensation Committee approved an increase in Ms. Berrie’s annual salary from $350,000 to $450,000 in May 2003, which was re-established at $350,000 as of August 1, 2003, at Ms. Berrie’s insistence. Effective January 1, 2004, however, the Compensation Committee determined that it was appropriate to reinstate an annual base salary of $450,000. The Compensation Committee also approved an incentive compensation program for Ms. Berrie, effective January 1, 2004. Pursuant to this program, Ms. Berrie would have been eligible to receive a cash bonus equal to a specified percentage of her base salary (the “Incentive Bonus”). The percentage of base salary that was assigned to calculate the potential Incentive Bonus amount achievable by Ms. Berrie in 2004 was set by the Compensation Committee at 80% of her base salary, based on Ms. Berrie’s salary level, her responsibilities to the Company, past performance, and other factors deemed relevant by the Committee. Attainment of the Incentive Bonus was dependent on the achievement by the Company of specified budgeted domestic operating profit and net sales levels. No Incentive Bonus was paid to Ms. Berrie in 2004. As discussed above, Ms. Berrie did not participate in the Discretionary Bonus and did not receive a 2004 Holiday Bonus.

Andrew Gatto
      In determining the various components of Mr. Gatto’s compensation package, the Compensation Committee reviewed a variety of factors it deemed appropriate, including, but not limited to, Mr. Gatto’s prior responsibilities and experience, most current compensation, scope of the position and current challenges and future plans of the Company. As a result of this analysis, on April 9, 2004, the Company entered into an employment agreement with Mr. Gatto to become President and Chief Executive Officer of the Company effective June 1, 2004. See “Summary Compensation Table” below and “Employment Agreements and Arrangements; Termination of Employment Arrangements” for a more detailed description of Mr. Gatto’s compensation package, including salary, bonuses and option awards. See also the “2004 Option Grants” chart below for the material terms of the options granted to Mr. Gatto.
      In 2004, pursuant to his employment agreement, Mr. Gatto was paid a salary of $380,000, representing a pro-rated portion of his annual base salary of $650,000 and an incentive bonus of $175,410. Under a long standing Company practice available to eligible employees, Mr. Gatto also received a 2004 Holiday Bonus in the amount of $12,500. In addition to his base salary and cash bonuses, Mr. Gatto was also granted, in accordance with his employment agreement, two ten-year stock options to purchase, in the aggregate, 250,000 shares of the Company’s Common Stock, each option having an exercise price of $19.53 per share, the closing market price of such stock on the NYSE on the date of the stock option grants. The Company also provided Mr. Gatto with certain perquisites during 2004, including $14,755 and $6,600 for insurance premiums for 2004-2005 relating to supplemental life and long term disability insurance policies, respectively, and a car allowance of $8,899.
Russ Berrie and Company, Inc. Compensation Committee
William A. Landman, Raphael Benaroya, and Joseph Kling*
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During 2004, the Compensation Committee consisted of Messrs. Landman, Benaroya, Slauson and Kling.* None of the members of the Compensation Committee is or ever has been an officer or employee of the Company or any of its subsidiaries, and no “compensation committee interlocks” existed during 2004.
AUDIT COMMITTEE REPORT
      The responsibilities of the Audit Committee, which are set forth in its charter, include assisting the Board of Directors in its oversight of the Company’s financial reporting process (a link to the current Audit Committee charter can be found on the Company’s website located at www.russberrie.com under “Corporate Governance”). In this context, the Audit Committee has separately reviewed and discussed the audited financial statements of the Company with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, and the Audit Committee has discussed with the independent accountants that firm’s independence.
      Based upon the Audit Committee’s review and discussions reported above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.
      The Audit Committee has determined that the provision of non-audit services by KPMG LLP, the principal accountants of the Company for 2004, is compatible with maintaining such accountant’s independence.
Russ Berrie and Company, Inc. Audit Committee
Josh S. Weston (Chair), Joseph Kling, William A. Landman and Charles Klatskin**
INDEPENDENT PUBLIC ACCOUNTANTS
      KPMG LLP has served as the Company’s independent public accountants effective April 16, 2002, for fiscal years 2002, 2003 and 2004. It is expected that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they so desire, to make a statement. Because the Audit

*	Mr. Kling was appointed as an additional member of the Compensation Committee in May 2004. Mr. Slauson was a member of the Compensation Committee until March 11, 2005, the effective date of his retirement from the Board.

**	Mr. Klatskin was appointed as an additional member of the Audit Committee in May 2004.

Committee has not yet completed its selection process, an independent accountant has not yet been selected for 2005.
AUDIT FEES
      The aggregate fees billed by the Company’s independent auditors, KPMG LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2004 (including services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002) and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2004, and certifications, and services that are normally provided in connection with statutory and regulatory filings for such fiscal year, were $1,171,000. The aggregate fees billed by the Company’s independent auditors, KPMG LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003, and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2003, and services that are normally provided in connection with statutory and regulatory filings for such fiscal year, were $354,000.
AUDIT-RELATED FEES
      The aggregate fees billed by the Company’s independent auditors, KPMG LLP, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not already reported above under the caption “Audit Fees” totaled $47,000 for fiscal year ended December 31, 2004, and $23,000 for fiscal year ended December 31, 2003. These fees were billed for employee benefit plan audits, and acquisition and due diligence related services.
TAX FEES
      The aggregate fees billed by the Company’s independent auditors, KPMG LLP, for professional services for tax compliance and advisory services totaled $144,000 for fiscal year ended December 31, 2004, and $82,000 for fiscal year ended December 31, 2003.
ALL OTHER FEES
      Other than as set forth above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” there were no other services rendered or fees billed by the Company’s independent auditors, KPMG LLP, for the fiscal year ended December 31, 2004 or for the fiscal year ended December 31, 2003.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
      Under its charter, the Audit Committee has the sole authority to retain and replace the Company’s independent auditors, and to approve, in advance, all audit engagement fees and terms, as well as all non-audit engagements permitted by law with the independent auditors. Each of the individual engagements for the services described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the fiscal years ended December 31, 2004 and 2003 were approved by the Audit Committee in advance of the engagement of KPMG, LLP for any such services in accordance with the provisions of Regulation S-X Rule 2-01(c)(7)(i)(A).

RUSS BERRIE AND COMPANY, INC.
Comparison of Five Year Cumulative Total Return Among
Russ Berrie and Company, Inc., the S&P 500 Index
and Peer Group Companies

	Base
	Period
Company/Index Name	Dec. 1999	Dec. 2000	Dec. 2001	Dec. 2002	Dec. 2003	Dec. 2004

RUSS BERRIE AND CO., INC	$100	$84.13	$125.80	$146.15	$151.57	$145.76
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
PEER GROUP	100	65.78	75.55	85.70	109.95	113.40
      Assumes $100 invested December 31, 1999, and reinvestment of all dividends quarterly.
      Peer Group Companies are as follows: American Greetings (Class A), Blythe, Inc., Cross (A.T.) & Co. (Class A), Department 56 Inc. (Series A), Enesco Group Inc., First Years, Inc., Ohio Art Co., and Tandycrafts Inc. First Years, Inc. and Tandycrafts Inc. are included in the peer group through 2003, but are not included in the peer group in 2004 because Tandycrafts Inc. has liquidated and First Years, Inc. was acquired by RC2 Corporation.
      Peer Group Companies were selected in good faith on the basis of similarity of their products or distribution channels to those of the Company.

SECURITY OWNERSHIP OF MANAGEMENT
      The following table sets forth, as of March 24, 2005, the shares of Common Stock beneficially owned by each director of the Company, by certain executive officers of the Company and by all directors and officers of the Company as a group.

	Shares of	Shares of	Total Shares of	Percentage of
	Common Stock	Common Stock	Common Stock	Outstanding
Name of Director,	Beneficially	Acquirable Within	Beneficially	Common
Officer or Identity of Group	Owned(1)	60 Days(2)	Owned(1)	Stock(2)

Raphael Benaroya(3)	2,790,393	-0-	2,790,393	13.4%
Angelica Berrie(4)	4,634,234	-0-	4,634,234	22.3%
Jeffrey Bialosky(5)	1,554	-0-	1,554	*
Arnold Bloom	150	3,123	3,273	*
Ricky Chan**	-0-	-0-	-0-	*
Carl Epstein	1,000	-0-	1,000	*
Andrew Gatto	-0-	-0-	-0-	*
Ilan Kaufthal(6)	4,630,451	-0-	4,630,451	22.2%
Charles Klatskin	21,000	-0-	21,000	*
Joseph Kling	-0-	-0-	-0-	*
William A. Landman	65	-0-	65	*
Chris Robinson(5)	1,533	13,904	15,437	*
Sidney Slauson**	5,000	-0-	5,000	*
Michael Saunders	-0-	-0-	-0-	*
John Toolan**	3,108	-0-	3,108	*
Josh S. Weston(7)	2,778,288	-0-	2,778,288	13.3%
All directors and officers as a group (24 persons)(8)	4,703,701	18,527	4,722,228	22.7%

*	Less than 1%

**	Messrs. Chan and Toolan left the employ of the Company in 2004, and Mr. Slauson retired from the Company’s Board as of March 11, 2005.

(1)	Each individual has the sole power to vote and dispose of the shares of Common Stock, except as provided in notes 3, 4, 5, 6 and 7 below; and, in the case of restricted shares granted outside of the 1999 SORSP, subject to the agreements governing such grant.

(2)	Includes the number of shares subject to stock options granted by the Company which are exercisable within 60 days of March 24, 2005.

(3)	See footnote (5) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(4)	See footnote (3) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(5)	Beneficial ownership includes shares of restricted stock whose restrictions have not lapsed as of March 24, 2005, but with respect to which the recipient has sole voting power, but not dispositive power, as follows: (i) 1,023 shares of restricted stock awarded to Mr. Bialosky pursuant to the terms of his employment agreement with the Company effective April 4, 2003, as amended June 2, 2003; and (ii) 998 shares of restricted stock awarded to Mr. Robinson pursuant to the terms of his employment arrangement with the Company effective February 11, 2003.

(6)	See footnote (4) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(7)	See footnote (6) in the “Security Ownership of Certain Beneficial Owners” table set forth herein.

(8)	In computing the aggregate number of shares owned by directors and officers as group, shares beneficially owned by more than one person have not been counted more than once.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth, as of March 24, 2005, with respect to each person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock: (i) the name and address of such owner, (ii) the number of shares beneficially owned, and (iii) the percentage of the total number of shares of Common Stock outstanding so owned.

Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned	of Class*

The Russell Berrie Foundation, a New Jersey Nonprofit Corporation	4,349,669(1)	20.9%
Glenpointe Centre East, 7th Fl 300 Frank W. Burr Blvd. Teaneck, New Jersey 07666
Myron Rosner	4,627,958(2)	22.2%
c/o Wilentz, Goldman & Spitzer 90 Woodbridge Center Drive Woodbridge, New Jersey 07095
Angelica Berrie	4,634,234(3)	22.3%
c/o Russ Berrie and Company, Inc. 111 Bauer Drive Oakland, New Jersey 07436
Ilan Kaufthal	4,630,451(4)	22.2%
c/o Bear, Sterns & Co., Inc. 383 Madison Avenue New York, NY 10179
Raphael Benaroya	2,790,393(5)	13.4%
c/o United Retail Group, Inc. 365 West Passaic Street Rochelle Park, New Jersey 07662
Josh Weston	2,778,288(6)	13.3%
c/o Automatic Data Processing, Inc. One ADP Boulevard Roseland, New Jersey 07068
Norman Seiden	2,771,988(7)	13.3%
200 Old Palisade Road, Suite 17D
Fort Lee, New Jersey 07024
Franklin Advisory Services, LLC	1,806,100(8)	8.7%
One Parker Plaza, 16th Floor Fort Lee, NJ 07024
Royce & Associates, LLC	1,044,700(9)	5.0%
1414 Avenue of the Americas New York, New York 10019
Third Avenue Management LLC	1,668,170(10)	8.0%
622 Third Avenue, 32nd Floor New York, New York 10017

*	Note that because the beneficial ownership of certain of the shares of Common Stock held by the individuals listed herein is shared by such individuals, as determined pursuant to the rules of the SEC, the percentages set forth in this table aggregate to more than 100%, even though this table does not represent all holdings of Common Stock of the Company.

(1)	As reported on the Schedule 13D/ A filed by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, with the SEC on March 1, 2005.

(2)	Includes (a) 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Rosner is a co-trustee with Ms. Berrie and Messrs. Weston, Benaroya, Kaufthal and Seiden, possessing shared voting power and shared dispositive power with respect to the shares held by such trust; and (b) 1,852,463 shares held by the Estate of Mr. Russell Berrie, of which Mr. Rosner is co-executor with Ms. Berrie and Mr. Kaufthal, possessing shared voting power and shared dispositive power with respect to the shares held by the Estate. In addition, Mr. Rosner also owns (a) 2,757 shares held in a roll-over IRA plan, of which Mr. Rosner has sole voting power and sole dispositive power with respect to the shares; and (b) 750 shares held by Mr. Rosner as joint tenant with his spouse, of which Mr. Rosner has shared voting power and shared dispositive power with respect to the shares. Does not include 4,349,669 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mr. Rosner is a member of the Board of Trustees.

(3)	Includes (a) 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Ms. Berrie is a co-trustee with Messrs. Weston, Benaroya, Kaufthal, Seiden and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust; and (b) 1,852,463 shares held by the Estate of Mr. Russell Berrie, of which Ms. Berrie is co-executor with Messrs. Kaufthal and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by the Estate. Ms. Berrie also owns 9,783 shares, with respect to which Ms. Berrie has sole voting power and sole dispositive power. Does not include 4,349,669 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Ms. Berrie is a member of the Board of Trustees.

(4)	Includes (a) 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Kaufthal is a co-trustee with Ms. Berrie and Messrs. Weston, Benaroya, Seiden and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (b) 1,852,463 shares held by the Estate of Mr. Russell Berrie, of which Mr. Kaufthal is co-executor with Ms. Berrie and Mr. Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by the Estate. In addition, Mr. Kaufthal also owns 6,000 shares with respect to which he has sole voting power and sole dispositive power. Does not include 4,349,669 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mr. Kaufthal is a member of the Board of Trustees.

(5)	Includes 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Benaroya is a co-trustee with Ms. Berrie and Messrs. Weston, Seiden, Kaufthal and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Mr. Benaroya also owns 18,405 shares, with respect to which Mr. Benaroya has sole voting power and sole dispositive power. Excludes 315 shares owned by Mr. Benaroya’s wife, of which Mr. Benaroya disclaims beneficial ownership.

(6)	Includes 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Weston is a co-trustee with Ms. Berrie and Messrs. Kaufthal, Benaroya, Seiden and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Mr. Weston also owns 6,300 shares, with respect to which Mr. Weston has sole voting power and sole dispositive power.

(7)	Consists of 2,771,988 shares held by The Russell Berrie 2002A Trust, of which Mr. Seiden is a co-trustee with Ms. Berrie and Messrs. Weston, Benaroya, Kaufthal and Rosner, possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Does not include 4,349,669 shares of Common Stock beneficially owned by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mr. Seiden is a member of the Board of Trustees.

(8)	As reported on the Schedule 13G/ A filed by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (“FAS”) with the SEC on February 14, 2005 (the “Franklin 13G/ A”). The Franklin 13G/ A states that FAS has the sole power to vote or direct the vote with respect to 1,800,800 of the shares covered by the Franklin 13G/ A, and the sole power to dispose or direct the disposition of all shares covered by the Franklin 13G/ A. The Franklin 13G/ A also states that the securities reported thereon are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the “Advisor Subsidiaries”) of FRI. The Franklin 13G/ A states that each of the Advisor Subsidiaries, FRI, Charles B. Johnson and Rupert H. Johnson, Jr. (principal shareholders of FRI) may be deemed to be the beneficial owner of the securities covered by the Franklin 13G/ A, but each of the foregoing disclaims any economic interest or beneficial ownership of the securities covered by the Franklin 13G/ A, with respect to which FAS (listed as investment adviser) has reported sole voting and dispositive power.

(9)	As reported on the Schedule 13G filed by Royce & Associates, LLC (“RA”) with the SEC on February 2, 2005 (the “RA 13G”). RA, as reported in the RA 13G, is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and is the beneficial owner of the securities reported therein, with sole voting and dispositive power with respect to such securities.

(10)	As reported on the Schedule 13G/ A filed by Third Avenue Management LLC (“TAM”) with the SEC on February 16, 2005 (the “TAM 13G/ A”). TAM, as reported in the TAM 13G/ A, has the sole power to vote or direct the vote with respect to 1,616,670 of the shares covered by the TAM 13G/ A and has the sole power to dispose or direct the disposition of all shares covered by the TAM 13G/ A. As is detailed in the TAM 13G/ A, various entities for which TAM acts as an investment advisor have the right to receive dividends from, and the proceeds of sale of an aggregate of 1,668,170 shares covered by the TAM 13G/ A.

EXECUTIVE COMPENSATION
      The following table sets forth compensation for the years ended December 31, 2004, 2003 and 2002 paid to or accrued for the benefit of the former and current Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company during 2004, other than the foregoing, who were serving as executive officers on December 31, 2004, as well as two additional individuals who were not serving as executive officers on December 31, 2004 (collectively, the “named executive officers”).
SUMMARY COMPENSATION TABLE

		Annual Compensation(1)			Long-Term Compensation

						Securities
						Underlying
					Restricted	Options/	LTIP
				Other Annual	Stock	SARs	Payouts	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)	Awards($)(3)	(Shares)	($)	Compensation(4)

Andrew Gatto,	2004	$380,000	$187,910	$66,682	-0-	250,000	-0-	$14,755
President and Chief	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Executive Officer(A)	2002	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Angelica Berrie,	2004	190,385	-0-	3,453	-0-	-0-	-0-	12,167
Chief Executive	2003	350,107	26,287	47,505	-0-	1,477	-0-	5,320
Officer(B)	2002	124,099	-0-	132	-0-	1,549	-0-	4,313
Chris Robinson,	2004	302,850	50,000	13,745	-0-	15,000	-0-	31,728
President of International	2003	254,640	129,999	12,320	49,996	31,567	-0-	20,371
Division(C)	2002	198,075	67,622	11,289	-0-	1,535	-0-	15,847
Jeffrey Bialosky,	2004	291,728	8,546	7,665	-0-	15,000	-0-	15,125
Senior Vice President –	2003	208,923	71,325	6,305	49,993	25,000	-0-	6,000
National Accounts(D)	2002	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael Saunders,	2004	253,314	14,816	3,368	-0-	15,000	-0-	11,263
Vice President – Business	2003	239,417	23,309	3,227	-0-	2,741	-0-	5,320
Processes and Chief	2002	222,173	47,392	3,227	-0-	2,711	-0-	4,957
Information Officer(E)
Arnold Bloom,	2004	241,716	7,095	4,317	-0-	15,000	-0-	11,281
Vice President, General	2003	232,890	26,316	4,271	-0-	2,666	-0-	5,320
Counsel and Secretary	2002	226,848	47,908	4,271	-0-	2,859	-0-	4,957
Ricky Chan,	2004	358,430	6,814	4,584	-0-	15,000	-0-	508,079
Executive Vice President –	2003	345,343	87,633	4,494	91,733	3,954	-0-	56,000
Sourcing(F)	2002	331,346	166,242	4,133	101,738	2,737	-0-	54,957
John Toolan,	2004	271,762	-0-	2,585	99,971	15,000	-0-	334,326
President of North	2003	346,773	73,500	3,363	99,980	53,551	-0-	5,320
American Division(G)	2002	295,000	149,319	3,263	99,972	3,550	-0-	4,957

(A)	Mr. Gatto began his employment with the Company on June 1, 2004.

(B)	Ms. Berrie served as Chief Executive Officer of the Company from January 22, 2003 until May 31, 2004. Ms. Berrie served as Vice President- Strategic Planning from July 2000 to January 2003.

(C)	Mr. Robinson was appointed as President- International Division of the Company on February 11, 2003. Prior to such appointment, Mr. Robinson served, and continues to serve, as Managing Director of Russ Berrie (U.K.) Limited, a wholly-owned subsidiary of the Company. Mr. Robinson’s figures, exclusive of bonus (which is calculated at year end rates) are converted based on the cumulative average exchange rates for the pound sterling for each respective year as follows: (i) 2004: $1.8326= £1; (ii) 2003: $1.6427= £1; and (iii) 2002: $1.5052= £1.

(D)	Mr. Bialosky began his employment with the Company on April 4, 2003 as Senior Vice President-Product Development (Plush). His title was changed to the title set forth in the table in June 2003.

(E)	Mr. Saunders began his employment with the Company in March 2001 as Vice President-Chief Information Officer. His title was changed to the title set forth in the table in October 2004.

(F)	Mr. Chan previously served as Executive Vice President- Global Product Innovation and Sourcing until October 1, 2004, when his title was changed to the title set forth in the table. Mr. Chan resigned from his position with the Company as of December 30, 2004.

(G)	On February 5, 2001, Mr. Toolan began his employment with the Company in the position of Executive Vice President-Marketing and Sales and was appointed to the title set forth in the table on February 11, 2003. Effective September 30, 2004, Mr. Toolan was no longer employed by the Company.

(1)	All salary and bonus payments are reported for the year in which they were earned.

(2)	While the aggregate of “Other Annual Compensation” reported for each named executive officer is lower than the lesser of $50,000 or 10% of the total annual salary and bonus for such named executive officer (for all but Mr. Gatto in 2004 and Ms. Berrie in 2003), the perquisites and other personal benefits included within the “Other Annual Compensation” which individually exceed 25% of the total perquisites and other personal benefits reported for each named executive officer include (i) with respect to Mr. Gatto, $49,046 for reimbursement, in 2004, of Mr. Gatto’s legal fees in connection with the negotiation of his employment agreement with the Company; a car allowance of $8,899 for 2004, which included $2,155 due upon execution of the auto lease agreement; $6,600 paid in 2004 for the annual premium for long term disability insurance; $1,675 for reimbursement, in 2004, for medical expenses incurred by Mr. Gatto under his prior employer’s health plans until he became eligible to participate in the Company’s health plans; and income recognized by Mr. Gatto as a result of the Company providing group term life insurance coverage, which is generally provided to all employees ($462 in 2004); (ii) Ms. Berrie’s personal use of a Company car ($3,318 for 2004, $6,361 for 2003 and $0 for 2002) and the Company providing a car driver for Ms. Berrie until October 31, 2003 ($40,894 for 2003 and $0 for 2002) and income recognized by Ms. Berrie as a result of the Company providing group term life insurance coverage, which is generally provided to all employees ($135 in 2004; $250 in 2003 and $132 in 2002); (iii) Mr. Robinson’s car allowance of $13,745 for 2004, $12,320 for 2003, and $11,289 for 2002; (iv) Mr. Bialosky’s car allowance of $7,385 for 2004; $5,677 for 2003 and $0 for 2002; (v) Mr. Saunders’ personal use of a Company car ($3,218 for 2004, and $3,083 for years 2003 and 2002); (vi) Mr. Bloom’s personal use of a Company car ($3,083 for each of years 2004, 2003 and 2002) and income recognized by Mr. Bloom as a result of the Company providing group term life insurance coverage, which is generally provided to all employees ($1,234 in 2004, and $1,188 in 2003 and 2002); (vii) Mr. Chan’s personal use of a Company car (valued at $3,250 for years 2004 and 2003, and $3,083 for 2002), and income recognized by Mr. Chan as a result of the Company providing group term life insurance coverage, which is generally provided to all employees, as well as additional life insurance coverage, which was provided pursuant to an agreement between Mr. Chan and the Company ($1,334 in 2004, $1,244 in 2003, and $1,050 in 2002). See “Employment Agreements and Arrangements; Termination of Employment Arrangements” below under the caption “Employment Contracts/ Arrangements and Compensatory Plans and Policies;” and (viii) Mr. Toolan’s personal use of a Company car (valued at $2,377 for 2004, and $3,083 for the years 2003 and 2002).

(3)	Value is calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the NYSE on the date of grant. An aggregate of 2,021 shares of restricted stock were held by two of the named executive officers at December 31, 2004, with an aggregate value as of such date of $46,159 (calculated by multiplying the number of shares held by the closing price of the Common Stock on the NYSE on December 31, 2004, the last day of the Company’s last completed fiscal year). At December 31, 2004, of the outstanding restricted shares, the value of Mr. Robinson’s holdings was $22,794 and the value of Mr. Bialosky’s holdings was $23,365. The number of shares of restricted stock awarded in 2004, 2003, and 2002 to (i) Mr. Robinson is 0, 1,496 and 0, respectively; (ii) Mr. Bialosky is 0, 1,534 and 0, respectively; (iii) Mr. Chan is 0, 2,636 and 2,737, respectively; and (iv) Mr. Toolan is 2,936, 2,873 and 3,227, respectively. On May 8, 2003, 1,496 restricted shares were issued to Mr. Robinson in accordance with an employment arrangement between Mr. Robinson and the Company, effective February 11, 2003, pursuant to which the restricted shares vest ratably over three years from the date of the grant, until fully vested. On April 4, 2003, 1,534 restricted shares were issued to Mr. Bialosky pursuant to the terms of an employment agreement between Mr. Bialosky and the Company, effective April 4, 2003, as amended June 2, 2003. Under the terms of Mr. Bialosky’s employment agreement, the restricted shares vest ratably over three years from the date of the grant, until fully vested. Restricted stock awards of 2,636 restricted shares and 2,737 restricted shares were granted in January 2003 and January 2002 to Mr. Chan, respectively, each under the 1999 Stock Option and Restricted Stock Plan (“1999 SORSP”) and each award vests over five years from the date of the grant at 20% per year provided the recipient remains in the employ of the Company or as otherwise provided under the plan. When Mr. Chan left the employ of the Company in December 2004, an aggregate of 3,752 of the restricted shares granted to Mr. Chan in 2003 and 2002 had not vested and were therefore cancelled in December 2004. Pursuant to the terms of an employment agreement between Mr. Toolan and the Company, effective, as amended, as of February 11, 2003, 2,936, 2,873 and 3,227 restricted shares were issued to Mr. Toolan on January 2, 2004, January 2, 2003, and January 2, 2002, respectively. The restricted stock awards granted to Mr. Toolan in 2004 were issued under the 2004 Plan and the restricted stock awards granted to Mr. Toolan in 2003 and 2002 were issued under the 1999 SORSP. Under the terms of Mr. Toolan’s employment agreement, each restricted share award vests 33 1/3% per year from the date of the grant, provided the recipient remains in the employ of the Company or as otherwise provided under the appropriate plan. When Mr. Toolan left the employ of the Company in September 2004, an aggregate of 5,928 of the restricted shares granted to Mr. Toolan in the years 2004, 2003 and 2002 had not vested and were therefore cancelled in September 2004. Dividends are paid on all outstanding restricted stock.

(4)	On May 7, 2004, the Company announced that the Board had authorized a cash tender offer to purchase outstanding options issued under the Company’s various equity compensation plans for cash in amounts ranging from $0.25 to $5.00 per share, as is more fully described in the Statement on Schedule TO and related amendments filed by the Company with the SEC on May 7, May 28, June 15, June 22 and June 30, 2004, respectively. The tender offer closed in June 2004, with an aggregate purchase price of approximately $844,000 paid by the Company, which was recorded as a compensation expense in the second quarter of 2004. With respect to the individuals listed above, “All Other Compensation” resulting from participation in the tender offer consisted of the following (at prices ranging from $2.00 to $0.25 per share, all in accordance with such tender offer documents): (a) $6,052 for the tender of 3,026 options by Ms. Berrie; (b) $3,750 for the tender of 15,000 options by Mr. Bialosky; (c) $5,113 for the tender of 20,452 options by Mr Saunders; (d) $5,131 for the tender of 20,525 options by Mr. Bloom; (e) $8,711 for the tender of 25,389 options by Mr. Chan; and (f) $5,525 for the tender of 22,101 options by Mr. Toolan. In addition, during 2004, the Company purchased various options previously granted outside of the 1999 SORSP Plan to the following named executive officers, as follows: (x) the Company purchased 30,000 options from Mr. Robinson on September 10, 2004 for an aggregate purchase price of $7,500; (y) the Company purchased 25,000 options from Mr. Bialosky on August 3, 2004 for an aggregate purchase price of $6,250; and (z) the Company purchased 54,957 options from Mr. Toolan on August 4, 2004 for an aggregate purchase price of $17,457. Further, “All Other Compensation” for Messrs. Chan and Toolan include the following amounts, which were paid or accrued in 2004 pursuant to their severance arrangements with the Company: (i) Mr. Chan received an aggregate of $443,218, which consists of (1) $354,341 for 12 months severance (payable at the base salary rate in effect as of the date of termination); (2) $13,434 for the continuation of medical and dental insurance coverage for 12 months; (3) $20,443 for 2004 accrued and unaccrued vacation time; and (4) a severance bonus of $55,000 (See, “Employment Agreements and Arrangements; Termination of Employment Arrangements” below under the caption “Employment Contracts/ Arrangements and Compensatory Plans and Policies” for additional severance benefits for Mr. Chan that were not paid or accrued in 2004); and (ii) Mr. Toolan received an aggregate of $305,194, which consists of (1) $240,333 for 8 months severance (payable at the base salary rate in effect as of the date of termination); (2) $13,434 for the continuation of medical and dental insurance coverage for 12 months; (3) $22,878 for 2004 accrued and unaccrued vacation time; (4) $27,731 for four additional weeks vacation; and (5) $818 for Mr. Toolan’s continued personal use of a Company car from October through December 2004 (See, “Employment Agreements and Arrangements; Termination of Employment Arrangements” below, under the caption “Employment Contracts/ Arrangements and Compensatory Plans and Policies” for additional severance benefits for Mr. Toolan that were not paid or accrued in 2004). In addition, for all named executive officers except Mr. Robinson and Mr. Gatto, “All Other Compensation” consists of the Company’s contributions under the 401(k) Plan during 2002, 2003 and 2004. Does not include investment gains or losses under the 401(k) Plan. (See “401(k) Plan” below.) Because the Company’s contributions to the 40l(k) Plan are not fixed, and because it is impossible to calculate future income, it is not currently possible to calculate an individual participant’s retirement benefits. For Mr. Robinson, “All Other Compensation” during 2002, 2003 and 2004 consists of the Company’s contributions under The Russell Berrie (UK) Ltd. Personal Pension Plan, which plan is not a defined benefit or actuarial plan. Also, “All Other Compensation” consists of (i) $50,000 paid in each of years 2004, 2003 and 2002 for the premium on a life insurance policy for Mr. Chan; and (ii) $14,744 paid in 2004 for the premium on a life insurance policy for Mr. Gatto. (See, “Employment Agreements and Arrangements; Termination of Employment Arrangements” below, under the caption “Employment Contracts/ Arrangements and Compensatory Plans and Policies.”

Employment Contracts/ Arrangements and Compensatory Plans and Policies

A.	Plans and Policies
(i) 40l(k) Plan
      The Company offers eligible employees the opportunity to participate in a retirement plan that is based on employees’ pretax salary deferrals with Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”). Participating employees may elect to contribute from 1% to 75% (but not in excess of the amount permitted by the Code, i.e., $13,000 in 2004, and $16,000 in 2004 for employees age 50 and older who elect to make catch-up contributions) of their compensation, on a pretax basis, to the 401(k) Plan. Because the 401(k) Plan is a qualified defined contribution plan, if certain highly compensated employees’ contributions exceed the amount prescribed by the Code, such contributions will be reduced or limited. In 2004, contributions of certain highly compensated employees were limited to $12,412 (excluding elective catch-up contributions). Employees’ contributions are invested in one or more of eight funds (as selected by each participating employee). The Company matches a portion (one-half of any amount up to 6% of salary contributed) of the compensation deferred by each employee. The Company’s matching contribution is fully vested after four years of employment at the rate of 25% per year of employment. Under certain circumstances, the 401(k) Plan permits participants to make withdrawals or receive loans from the 401(k) Plan prior to retirement age.
(ii) Executive Deferred Compensation Plan
      Under the Russ Berrie and Company, Inc. Executive Deferred Compensation Plan (the “Plan”), the Company provides eligible employees and directors the opportunity to agree to the deferral of a specified amount of their cash compensation. The obligations of the Company under such agreements (the “Obligations”) are unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan. The Obligations are indexed to one or more earnings indexes individually chosen by each participant in the Plan from a list of investment choices. Each participant’s Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected earnings indexes, including any appreciation or depreciation. The Obligations are subject to redemption only upon the occurrence of certain events specified in the Plan. The Obligations are not convertible into another security of the Company.
(iii) Change in Control Plan
      The Board adopted a Change in Control Severance Plan (the “Change in Control Plan”) effective January 29, 2003, as amended December 22, 2003.

Participants
      Participants in the Change in Control Plan are those individuals from time to time designated by the Board or a duly authorized committee of the Board.

Benefits
      If a Participant’s employment with the Company is terminated by the Company without “Cause” (as defined in the Change in Control Plan) or by the Participant for “Good Reason” (as defined in the Change in Control Plan) (each, a “Qualifying Termination”) during the period commencing six months prior to and ending two years after a Change in Control (defined in the Change in Control Plan generally to mean (A) where any person or group, other than the Company, any of its subsidiaries, Ms. Berrie, Mr. Berrie’s lineal descendants, Mr. Berrie’s Estate, various specified trusts or other entities created by or at the direction of Mr. Berrie, any trust created pursuant to the terms of the instruments governing or creating such trusts or entities, any fiduciaries thereof or specified groups in which the foregoing are members, becomes the beneficial owner of 35% or more of the voting power of the Company, (B) as a result of specified events, a defined group of directors ceases to be a majority of the Board, (C) consummation of specified business combinations, sales of assets or recapitalizations or similar transactions involving the Company, or (D) approval by the shareholders of a plan of liquidation or dissolution of the Company), such Participant shall be paid the following “Severance Benefit”:

(i) if the Qualifying Termination occurs during the six-month period preceding or the one-year period following the Change in Control (the “First Period”), an amount equal to 150% of the Participant’s “Current Total Annual Compensation” (as defined in the Change in Control Plan); and

(ii) if the Qualifying Termination occurs during the second year after the Change in Control (the “Second Period”), an amount equal to 75% of the Participant’s Current Total Annual Compensation.
Severance Benefits will be paid in one lump-sum payment within 30 business days after a Participant’s employment with the Company terminates or the Change in Control occurs, whichever is later, or at such earlier time as required by applicable law.
      A Participant entitled to receive a Severance Benefit will also receive the following additional benefits:

(a) The Company will cause options to purchase Company stock (“Stock Options”) held by a Participant that are not fully vested and exercisable on the date of the Qualifying Termination to:

(1) if the Qualifying Termination occurs during the First Period, become fully vested and exercisable as of the date of such Qualifying Termination (or, if later, as of the date on which the Change in Control occurred); and

(2) if the Qualifying Termination occurs during the Second Period, become fully vested and exercisable as of the date of such Qualifying Termination as to those Stock Options that would otherwise have vested within one year after the Qualifying Termination.

(b) The Company will cause unvested restricted shares of Company stock (the “Restricted Shares”) held by a Participant on the date of the Qualifying Termination to:

(1) if the Qualifying Termination occurs during the First Period, become fully vested as of the date of such Qualifying Termination (or, if later, as of the date on which the Change in Control occurred) as to those Restricted Shares for which the vesting restrictions would otherwise have lapsed within one year after the Qualifying Termination; and

(2) if the Qualifying Termination occurs during the Second Period, become fully vested as of the date of such Qualifying Termination as to those Restricted Shares for which the vesting restrictions otherwise would have lapsed within six months after the Qualifying Termination.

(c) The Company will for a period of 18 months (in the case of a Qualifying Termination during the First Period or one year (in the case of a Qualifying Termination during the Second Period) following the Qualifying Termination, continue to provide to the Participant (i) use of an automobile or payment of an automobile allowance in an amount sufficient to compensate the Participant to substantially the same extent as if the Company continued to provide the automobile and (ii) medical and other insurance benefits, in each case to the extent and on substantially the same basis as provided immediately prior to the Qualifying Termination.

Reduction of Payments
      If a Participant’s receipt of any payment and/or non-monetary benefit under the Change in Control Plan (including, without limitation, the accelerated vesting of Stock Options and/or Restricted Shares) (collectively, the “Plan Payments”) would cause him or her to become subject to the excise tax imposed under

Section 4999 of the Code (or any interest or penalties incurred by an affected Participant with respect to such excise tax), the Company shall reduce his or her Plan Payments to the extent necessary to avoid the application of such excise tax if (i) the required reduction does not exceed 10% of the aggregate amount of the Plan Payments and (ii) as a result of such reduction, the net benefits to the Participant of the Plan Payments as so reduced (after payment of applicable income taxes) exceeds the net benefit to the Participant of the Plan Payments without such reduction (after payment of applicable income taxes and excise taxes). If a reduction in Plan Payments to a Participant in the amount permitted by clause (i) is insufficient to avoid the application of such excise tax, then such affected Participant shall be entitled to receive an additional “gross-up” payment equal, on an after-tax basis, to the excise tax imposed upon the Plan Payment.
      On terms specified in the Change in Control Plan, the Company reserves the right to contest any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a gross-up payment, and will control all proceedings taken in connection with any such contest.

Administration of the Change in Control Plan
      The Change in Control Plan is currently administered by the Compensation Committee.

Amendment of the Plan
      The Company reserves the right to amend, in whole or in part, any or all of the provisions of the Change in Control Plan by action of the Board at any time; provided, that, no such amendment may reduce the benefits and payments due to any Participant hereunder in the event of a Qualifying Termination.

Successors
      Any successor or assignee to all or substantially all the business or assets of the Company will be required to perform the Company’s obligations under the Change in Control Plan in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Any payment or benefit to which a Participant has become entitled under the Change in Control Plan which remains unpaid at the time of such Participant’s death shall be paid to the estate of such Participant when it becomes due.

No Duty to Mitigate
      No Participant entitled to receive a Severance Benefit is required to seek other employment or to attempt in any way to reduce any amounts payable to him or her pursuant to the Change in Control Plan. Severance Benefits will not be reduced by any compensation earned by the Participant as a result of employment by another employer or otherwise.

Rights Under Other Plans, Policies, Practices and Agreements.
      The Change in Control Plan supersedes any other change in control severance plans, policies and/or practices of the Company as to the Participants, other than any individual executed agreement or arrangement between a single Participant and the Company in effect on January 1, 2003 or thereafter, which agreement specifically addresses payments or benefits made or provided upon termination of employment or in connection with a Change in Control (an “Additional Agreement”). If a Participant is due benefits or payments under both an Additional Agreement and the Change in Control Plan and/or where the Change in Control Plan and the applicable Additional Agreement have inconsistent or conflicting terms and conditions, the Participant shall receive the greater of the benefits and payments, and the more favorable terms and conditions to him or her, under the Additional Agreement and the Change in Control Plan, determined on an item-by-item basis.
(iv) Severance Policy
      The Compensation Committee adopted an amendment (the “Amendment”) to the Company’s general severance policy (which previously allowed for a maximum of six week’s severance pay under specified circumstances), applicable only to employees who are domestic vice presidents or above (collectively, “DVPs”), effective February 11, 2003.

Benefits
      If a DVP’s employment with the Company is terminated by the Company without “Cause” (as defined in the Change in Control Plan), and not in connection with (i.e., occurring more than 6 months before or more than two years after) a Change in Control of the Company (as defined in the Change in Control Plan), such DVP will be paid “Severance Payments” ranging from a minimum amount equal to 4 months of such DVP’s base salary in effect on the date of termination, exclusive of any bonuses or commissions (“Current Salary”) to a maximum amount equal to 12 months of such DVP’s Current Salary, depending on the period of time that such DVP was employed by the Company at the time of such termination. The time period on which Severance Payments are based (i.e., 4 months of total employment, 6 months of total employment, etc.) shall be the “Severance Period”. Severance Payments will be paid over the course of the relevant Severance Period in accordance with the Company’s regular salary payment schedule (not in a lump sum).
      During the relevant Severance Period, the Company will continue to provide the terminated DVP with medical and other insurance benefits, in each case to the extent and on substantially the same basis (including relevant payroll deductions) as provided immediately prior to the termination. In addition, for a period of 60 days following the DVP’s termination, the Company will continue to provide to the DVP use of an automobile or an equivalent payment therefore.

Termination of Severance Payments
      If the terminated DVP obtains gainful employment during the Severance Period, Severance Payments will terminate on the date that such new employment commences.

Release, Non-Compete, Non-Hire and Non-Disparagement
      As a condition to the receipt of any Severance Payments, each terminated DVP will be required to execute the Company’s form of General Release of Claims, Non-Compete, Non-Hire and Non-Disparagement Agreement.

Rights Under Other Agreements
      The Amendment supercedes any other agreement between the Company and a DVP that provides for lesser benefits with respect to the type of termination covered thereby in effect on the effective date of the Amendment or thereafter.

(v)	Retention Letters
      As reported in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders (the “Company’s 2004 Proxy Statement”), the Company issued retention letters (the “Retention Letters”), to eleven of its officers, including Messrs. Bloom, Bialosky, Saunders, Robinson, Chan and Toolan, pursuant to which each officer would have received specified compensation if the Company consummated a defined change in control on or before April 30, 2004 and the officer remained employed by the Company through such consummation. As no change in control was consummated by the applicable date, none of the eleven officers received any compensation pursuant to the Retention Letters, which are of no further force or effect.
B. Employment Agreements and Arrangements; Termination of Employment Arrangements

Mr. Gatto
      An agreement was executed between the Company and Andrew Gatto effective April 9, 2004 (the “Agreement”). On such date, Mr. Gatto was appointed to the Board. Mr. Gatto may terminate his employment with the Company for “good reason” for any failure to maintain him as a member of the Board during his employment under the Agreement.
      Pursuant to the Agreement, Mr. Gatto became President and Chief Executive Officer of the Company on June 1, 2004, at an annual base salary of $650,000 per year (the Board may consider annual increases in its discretion). Pursuant to the terms of the Agreement, Mr. Gatto is also eligible to earn (i) an annual incentive compensation amount (an “IC Award”), ranging from zero to 80% of base salary, based on the operating income results for the immediately preceding fiscal year (with a guarantee that such bonus for 2004 will not be less than $300,000 (pro-rated for the number of days Mr. Gatto was employed by the Company in 2004) (the “2004 Guaranteed Amount”) and that such bonus for 2005 will not be less than the excess, if any, of $300,000 over such bonus amount paid with respect to 2004 (the “2005 Guaranteed Amount”); (ii) an annual merit bonus (the “MB”) in a maximum amount equal to 20% of the base salary should a set of strategic objectives pre-determined by the Compensation Committee of the Board in its discretion be achieved (such bonus, if payable in 2004, to be pro-rated as described above); and (iii) a one time bonus of $500,000 (the “SB”) in the event that the Company achieves operating income or specified earnings targets in excess of a target to be agreed by Mr. Gatto and the Board in each of two consecutive calendar years prior to January 2009 and sales for the second of those years equals or exceeds sales for the previous year. In 2004, Mr Gatto received (1) an IC Award of $175,410 (the 2004 Guaranteed Amount, pro-rated as set forth above); and (2) a Holiday Bonus in the amount of $12,500. No MB amounts were earned in 2004.
      In addition to the foregoing and in accordance with the Agreement, on June 1, 2004, Mr. Gatto was granted (i) a ten-year stock option under the Company’s 2004 Plan , which plan was approved by the shareholders of the Company, to purchase 100,000 shares of the Company’s Common Stock and (ii) a ten-year stock option outside of the 2004 Plan (due to grant limitations therein) to purchase 150,000 shares of the Company’s Common Stock, in each case with an exercise price of $19.53 per share, the closing market price of such stock on the NYSE on the date of grant (collectively, the “Option”). See the “2004 Option Grants” chart below for the material terms of the Option.
      Mr. Gatto is also entitled to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company on terms no less favorable than those provided to such officers, and the provision of a car allowance. In addition, the Company provides Mr. Gatto with a life insurance policy in an amount equal to the lesser of (x) $3,500,000 and (y) the maximum amount that can be purchased for a premium of $15,000 annually, and reimbursement for up to

$6,000 per year for certain long term disability insurance policy premiums. See footnote 2 of the “Summary Compensation Table” above for a description of the perquisites received by Mr. Gatto during 2004.
      In the event of the termination of Mr. Gatto’s employment by the Company with Cause or by Mr. Gatto without Good Reason, (each as defined in the Agreement), Mr. Gatto will be entitled to receive amounts earned, accrued or owed to him as of the date of termination (including base salary) but not yet paid and other benefits, if any, in accordance with applicable Company policy. In addition, any unvested portion of the Option shall immediately terminate and any unexercised, vested portion of the Option shall remain exercisable for the shorter of 30 days or the remaining term of such Option.
      If Mr. Gatto’s employment under this Agreement is terminated by the Company without Cause or by reason of the Disability of Mr. Gatto, or by Mr. Gatto for Good Reason, whether or not in connection with change of control, or by reason of Mr. Gatto’s death (each as defined in the Agreement), Mr. Gatto shall be entitled to receive the following:

(i)	amounts earned, accrued or owed to Mr. Gatto (including base salary), as of the date of termination but not yet paid;

(ii)	other benefits, if any, in accordance with applicable Company policy;

(iii)	an amount equal to 200% of his annual base salary at the time of the termination;

(iv)	(x) if the termination occurs on or prior to the second anniversary of the Commencement Date, payment of (A) an amount equal to the pro-rata portion (based upon the portion of the fiscal year during which he was employed) of an IC Award equal to 40% of his base salary at the time of the termination, and (B) an amount equal to 200% of an IC Award equal to 40% of his base salary at the time of the termination; and (y) if the termination occurs after the second anniversary of the Commencement Date, payment of (A) an amount equal to the pro-rata portion of the IC Award otherwise payable to him for the year in which such termination occurs, determined using the actual operating income achieved in the year in which the termination occurs and (B) an amount equal to 200% of the IC Award actually earned by him with respect to the last full fiscal year of his employment. Notwithstanding the foregoing, if the termination occurred during 2004, the amount payable pursuant to clause (x) (A) above shall be no less than the 2004 Guaranteed Amount, and if such termination occurs during 2005, the amount payable pursuant to clause (x) (A) above shall be no less than the 2005 Guaranteed Amount;

(v)	an amount equal to the pro-rata portion of the MB earned by Mr. Gatto for the year of termination;

(vi)	if the termination occurs during or after the second year in which the SB would have been earned had Mr. Gatto’s employment not been terminated, he will be entitled to an amount equal to a pro-rata portion (based upon the portion of the two fiscal years in which the SB was earned during which he was employed) of the SB amount otherwise payable to him had his employment not been terminated. If his employment is terminated for any reason prior to such second year in which the SB would have been earned had his employment not been terminated, Mr. Gatto shall not be entitled to any portion thereof.
      Further, in the event of such termination, the unexercised portion of the Option, whether or not vested, shall become vested and immediately exercisable for a period of two years or the remaining term of the Option, whichever is shorter.

Ms. Berrie
      Ms. Berrie served as Chief Executive Officer of the Company from January 22, 2003 until Mr. Gatto took office on June 1, 2004. A description of the material components of Ms. Berrie’s compensation arrangement with the Company for 2004 can be found under “CEO Compensation” under the caption “Compensation Committee Report” above and in the “Summary Compensation Table” above.
      In addition to the foregoing, until June 1, 2004, Ms. Berrie was entitled to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company, including the Severance Policy, but not including the Change in Control Plan (see “Severance Policy” above and “Change in Control Plan” above), and the provision of a car allowance, as described in footnote (2) to the “Summary Compensation Table” above.

Mr. Robinson
      As described in the Company’s 2004 Proxy Statement, when Mr. Robinson was appointed as President of International Division on February 11, 2003, the Company entered into an employment arrangement with Mr. Robinson, which generally provided for (i) an annual base salary, effective May 8, 2003, of $256,070, which is subject to periodic review (his base salary for 2004 was $302,850); (ii) an incentive compensation program applicable for 2003 that entitled him to receive a cash bonus payment of up to 100% of his base salary (the “2003 Program”); (iii) an award, on May 8, 2003, of 30,000 stock options, all of which were purchased by the Company on September 10, 2004; and (iv) an award, on May 8, 2003, of 1,496 shares of restricted stock, which stock vests ratably over three years from the date of the grant, until fully vested, unless forfeited under specified circumstances. Future awards of stock options may be awarded to Mr. Robinson at the discretion of the Compensation Committee. No additional grants of restricted stock are required to be made under Mr. Robinson’s employment arrangement with the Company.
      The 2003 Program was not in effect during 2004. In 2004, Mr. Robinson did not receive a Holiday Bonus, but did receive a Discretionary Bonus of $50,000. In 2005, Mr. Robinson will participate in the IC Program. As a participant in the IC Program, Mr. Robinson will not be eligible to receive the Holiday Bonus in 2005.
      Mr. Robinson is entitled to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company, and as in accordance with the laws of the United Kingdom, including the provision of a car allowance, as described in footnote (2) to the “Summary Compensation Table” above. In addition, Mr. Robinson is also eligible to participate in the Company’s Change in Control Plan, but is not eligible to participate in the Severance Policy (see “Change in Control Plan” above and “Severance Policy” above).

Mr. Bialosky
      Mr. Bialosky, who joined the Company on April 4, 2003, currently serves as Senior Vice President-National Accounts. As described in the Company’s 2004 Proxy Statement, his employment agreement provided for an annual base salary of $280,000 upon commencement of his employment with the Company and, thereafter, is subject to periodic review. In 2004, Mr. Bialosky’s annual base salary was $291,728. Pursuant to his employment agreement, Mr. Bialosky’s employment with the Company is considered “at will” and the Company reserves the right to change or modify all programs set forth therein.
      Pursuant to his employment agreement, Mr. Bialosky was entitled to participate in the Annual Bonus Program and Additional Bonus Program to the extent in effect. As such programs were not in effect during

2004, he received a Discretionary Bonus in the amount of $3,000 and the Holiday Bonus. Further, on January 2, 2004, Mr. Bialosky was awarded 15,000 stock options, all of which were tendered in accordance with the Company’s 2004 tender offer. See the “Compensation Committee Report” above, the “Summary Compensation Table” above, and the “2004 Options Grant” chart below.
      In addition to the foregoing and in accordance with his employment agreement, on his date of hire, Mr. Bialosky was awarded (i) 25,000 stock options, all of which were purchased by the Company on August 3, 2004; and (ii) 1,534 shares of restricted stock, which stock vests ratably over three years from the date of the grant, until fully vested, unless forfeited under specified circumstances.
      Mr. Bialosky’s employment agreement also entitles him to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company, including the Severance Policy (see “Severance Policy” above), and the provision of a car allowance, as described in footnote (2) to the “Summary Compensation Table” above. In addition, Mr. Bialosky is also eligible to participate in the Company’s Change in Control Plan (see “Change in Control Plan” above).

Mr. Saunders
      Mr. Saunders’ employment agreement, effective March 26, 2001, provided for a starting annual base salary of $210,000, which is subject to periodic review. Mr. Saunders’ annual base salary in 2004 was $253,314. Pursuant to his employment agreement, Mr. Saunders’ employment with the Company is considered “at will” and the Company reserves the right to change or modify all programs set forth therein.
      Pursuant to his employment agreement, Mr. Saunders was entitled to participate in the Annual Bonus Program and Additional Bonus Program to the extent in effect. As such programs were not in effect during 2004, he received a Discretionary Bonus in the amount of $10,000 and the Holiday Bonus. In accordance with his employment agreement, on January 2, 2002 and 2003, Mr. Saunders was awarded 2,711 and 2,741 stock options, respectively. Further, on January 2, 2004, Mr. Saunders was awarded 15,000 stock options. All such options were tendered in accordance with the Company’s 2004 tender offer. See the “Compensation Committee Report” above, the “Summary Compensation Table” above, and the “2004 Options Grant” chart below.
      Mr. Saunders’ employment agreement also entitles him to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company, including the provision of a car allowance, as described in footnote (2) to the “Summary Compensation Table” above. Pursuant to his employment agreement, if Mr. Saunders’ employment is terminated for a reason other than cause or voluntary resignation, he is entitled to receive six months of severance pay at his then current salary rate or, in lieu thereof (if the Severance Policy provides for a more favorable benefit), Mr. Saunders is eligible for the Company’s Severance Policy (see “Severance Policy” above). Mr. Saunders is also eligible to participate in the Company’s Change in Control Plan (see “Change in Control Plan” above).
      In 2005, Mr. Saunders will participate in the IC Program. As a participant in the IC Program, Mr. Saunders will not be eligible to receive the Holiday Bonus in 2005.

Mr. Bloom
      A description of the material components of Mr. Bloom’s compensation arrangement can be found in the “Summary Compensation Table” above, which, for 2004, includes a Discretionary Bonus of $2,500 and a Holiday Bonus.
      In addition, Mr. Bloom is entitled to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company, including the Company’s Change in Control Plan and Severance Policy (see “Severance Policy” above and “Change in Control Plan” above).
      In 2005, Mr. Bloom will participate in the IC Program. As a participant in the IC Program, Mr. Bloom will not be eligible to receive the Holiday Bonus in 2005.

Mr. Toolan
      The Company and Mr. Toolan were parties to an employment agreement (described in the Company’s 2004 Proxy Statement) that was effective from February 11, 2003 through September 29, 2004, the effective date of termination of Mr. Toolan’s employment with the Company. Pursuant to his employment agreement, Mr. Toolan’s employment with the Company was considered “at will” and the Company reserved the right to change or modify all programs set forth therein.
      Mr. Toolan’s employment agreement entitled him to receive, under the 1999 SORSP or the 2004 Plan, restricted stock with a fair market value equal to $100,000 on the date of the grant in each of five consecutive years beginning in the year 2002 and, in accordance therewith, Mr. Toolan was granted 2,936, 2,873 and 3,227 shares of restricted stock in 2004, 2003 and 2002, respectively, of which an aggregate of 5,928 restricted shares (the unvested portion) were forfeited when Mr. Toolan’s employment terminated in September 2004.
      Pursuant to the terms of his employment agreement, upon the termination of his employment, Mr. Toolan was entitled to receive six months’ severance pay at Mr. Toolan’s then current salary rate or, in lieu thereof (if the Severance Policy provides for a more favorable benefit), Mr. Toolan was eligible for the Company’s Severance Policy (see “Severance Policy” above). Mr. Toolan further agreed to certain non-compete arrangements in the event of his termination of employment from the Company.
      In connection with the termination of his employment, the Company entered into a severance agreement with Mr. Toolan in September 2004, which resulted in an aggregate payment to Mr. Toolan of an amount equal to $306,012, consisting of (i) $240,333 for 8 months severance in accordance with the Company’s Severance Policy (which, notwithstanding the provisions of such policy, is not subject to cessation or forfeiture in the event of subsequent employment); (ii) $13,434 for the continuation of medical and dental insurance for 12 months (notwithstanding the 8 month period provided by the Severance Policy); (iii) $22,878 for 2004 accrued and unaccrued vacation time; (iv) $27,731 for 4 additional weeks vacation; and (v) $1,636 for Mr. Toolan’s continued personal use of a Company car for 6 months following his last day of employment (notwithstanding the 60 day period provided by the Severance Policy).

Mr. Chan
      Until December 30, 2004 (when Mr. Chan left the employ of the Company), the Company had an agreement with Mr. Chan under which he was entitled to receive specified retirement life insurance benefits if Mr. Chan was employed by the Company and reached the age of 59, or if Mr. Chan died prior to the age of 59 and was employed by the Company at the time of his death. These retirement and life insurance benefits were not provided to Mr. Chan, as he was 52 at the time he resigned from the Company. Mr. Chan also agreed to certain non-disclosure and non-compete arrangements in the event of his termination of employment from the Company.
      When Mr. Chan resigned, he had 6,023 shares of restricted stock, none of which were vested. Under the terms of the 1999 SORSP, pursuant to which all of the restricted shares were issued, said non-vested restricted shares were immediately forfeited upon his termination of employment.
      In connection with his resignation, the Company entered into a severance agreement with Mr. Chan in December 2004 which resulted in an aggregate payment to Mr. Chan of an amount equal to $456,418, consisting of (i) $354,341 for 12 months severance in accordance with the Company’s Severance Policy (which, notwithstanding the provisions of such policy, is not subject to cessation or forfeiture in the event of subsequent employment); (ii) $13,434 for the continuation of medical and dental insurance for 12 months; (iii) $20,443 for 2004 accrued and unaccrued vacation time; (iv) a severance bonus of $55,000; and (v) a monthly car allowance in the amount of $1,100 per month for 12 months following his last day of employment (notwithstanding the 60 day period provided by the Severance Policy). In addition to the foregoing, Mr. Chan is also entitled to a lump sum death benefit in the amount of $1,000,000 (funded by the Company through a life insurance policy, the premiums of which have heretofore been fully paid) payable to a beneficiary designated by Mr. Chan if he dies before reaching the age of 80, at which time the death benefit lapses.

2004 OPTION GRANTS
      The following table sets forth the options granted to the officers named in the Summary Compensation Table of the Company during the year ended December 31, 2004.

	Individual Grants					Potential Realizable
						Value at Assumed
	Number of		Percent of			Annual Rates of
	Securities		Total Options			Stock Price
	Underlying		Granted			Appreciation for 10
	Options		to Employees	Exercise or		Year Option Term
	Granted		in Fiscal	Base Price	Expiration
Name	(#)		Year	($/Share)	Date	5%($)	10%($)

Andrew Gatto	100,000	(1)	8.31%	$19.53	6/1/2014	$1,228,222	$3,112,574
	150,000	(2)	12.47	19.53	6/1/2014	1,842,333	4,668,861
Angelica Berrie	-0-		-0-	N/A	N/A	N/A	N/A
Chris Robinson	15,000	(3)	1.25	34.05	1/2/2014	321,206	814,003
Jeffrey Bialosky	15,000	(3)(4)	1.25	34.05	1/2/2014	321,206	814,003
Michael Saunders	15,000	(3)(4)	1.25	34.05	1/2/2014	321,206	814,003
Arnold Bloom	15,000	(3)(4)	1.25	34.05	1/2/2014	321,206	814,003
Ricky Chan	15,000	(3)(4)	1.25	34.05	1/2/2014	321,206	814,003
John Toolan	15,000	(3)(4)	1.25	34.05	1/2/2014	321,206	814,003

(1)	The referenced options were granted under the 2004 Plan to Mr. Gatto on June 1, 2004 in accordance with the employment agreement, dated as of April 9, 2004, between Mr. Gatto and the Company (“Employment Agreement”). The following paragraph describes the material terms of the grant (the “Material Terms”).

Except as described below, the options vest and become exercisable ratably over five years (20% per year) from the date of grant and, in general, the options are exercisable for ten years from the date of the grant. If Mr. Gatto’s employment under the Employment Agreement is terminated by the Company without Cause or by reason of Disability, or by Mr. Gatto for Good Reason (each as defined in the Employment Agreement), whether or not in connection with a change in control, or by reason of his death, any outstanding unexercised portion of the option, whether or not vested and/or exercisable on the Termination Date (the date on which Mr. Gatto’s employment under the Employment Agreement ceases), shall be deemed fully vested and exercisable, and may be exercised for two years after the Termination Date or the remainder of the term of the option, whichever period is shorter. If Mr. Gatto’s employment under the Employment Agreement is terminated by the Company for Cause or by Mr. Gatto without Good Reason (each as defined in the Employment Agreement), any outstanding unexercised unvested portion of the option will be cancelled and deemed terminated as of the Termination Date and any unexercised, vested portion of the option may be exercised for 30 days after the Termination Date or for the remaining term of the options, whichever is shorter. Upon any Change of Control (as defined in the definition of Good Reason in the Employment Agreement), any outstanding unexercised portion of the option, whether or not vested and/or exercisable on the date of such Change of Control, shall be deemed fully vested and exercisable. The options are subject to an anti-dilution and other adjustment provisions substantially similar to those set forth in the 2004 Plan. The Company shall, upon and to the extent of any written request from Mr. Gatto, use reasonable efforts to assure that all shares issued upon exercise of such options are, upon issuance and delivery (i) fully registered (at the Company’s expense) under the Securities Act of 1933, as amended, for both issuance and resale, (ii) registered or qualified (at the Company’s expense) under such state securities laws as he may reasonably request, for issuance and resale and (iii) listed on a national securities exchange or eligible for sale on the NASDAQ National Market, and that all such shares, upon issuance, shall be validly issued, fully paid and nonassessable.

(2)	The referenced options were granted outside of the 2004 Plan (due to grant limitations therein) to Mr. Gatto on June 1, 2004, in accordance with the terms of the Employment Agreement. The Material Terms apply to this grant of options.

(3)	All referenced options were granted under the 2004 Plan. Except as described below, the options vest and become exercisable ratably over five years (20% per year) from the date of grant and, in general, the options are exercisable for ten years from the date of the grant. In the event of retirement, disability or death while in the employ of the Company or within one year after such date, all such unexercised options vest and may be exercised for up to one year (or the exercise period, if shorter) after such event. If the option holder’s employment is terminated for any other reason, any unexercised options will be cancelled and deemed terminated immediately, except that if employment is terminated by the Company for other than “Cause” (as defined in the plan), vested options may be exercised within 30 days of the termination date (or the option period, if shorter). Other provisions governing the grants are set forth in the plan. In the event of any change in the outstanding Common Stock, as specified in the plan, the committee administering the plan may adjust the aggregate number of shares available for awards under the plan, the exercise price of any options granted under the plan, and any or all other matters deemed appropriate by such committee, including, without limitation, accelerating the vesting and/or exercise period pertaining to any award thereunder. In connection with a Business Combination (as defined in the plan), such committee, in its sole discretion, may provide for, among other things, the substitution for such awards of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, or the acceleration of the vesting and/or exercise period pertaining to any award.

(4)	On May 7, 2004, the Company announced that the Board had authorized a cash tender offer to purchase outstanding options issued under the Company’s various equity compensation plans, as is more fully described in the Statement on Schedule TO and related amendments filed by the Company with the SEC on May 7, May 28, June 15, June 22 and June 30, 2004, respectively. Messrs. Bialosky, Saunders, Bloom, Chan and Toolan each tendered all 15,000 options awarded in 2004 pursuant to the tender offer.

AGGREGATED OPTION EXERCISES IN 2004 AND
YEAR-END OPTION VALUES
      The following table sets forth option exercises during 2004 and year-end option values for the officers named in the Summary Compensation Table of the Company based upon the closing price of the Common Stock of the Company on the NYSE on December 31, 2004 ($22.84).

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money
			Options	Options
	Shares Acquired	Value	At Fiscal Year-End(#)	At Fiscal Year-End($)
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Andrew Gatto	–0–	–0–	–0–/250,000	$0/$827,500
Angelica Berrie	8,910	$64,684	–0–/–0–	$0/$0
Chris Robinson	–0–	–0–	8,610/15,000	$4,690/$0
Jeffrey Bialosky	–0–	–0–	–0–/–0–	$0/$0
Michael Saunders	–0–	–0–	–0–/–0–	$0/$0
Arnold Bloom	3,823	13,291	3,123/–0–	$0/$0
Ricky Chan	3,501	12,866	–0–/–0–	$0/$0
John Toolan	–0–	–0–	–0–/–0–	$0/$0

(1)	Value is calculated by determining the difference between the price of the Common Stock underlying the options on the NYSE at December 31, 2004 and the exercise or base price of the options on such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The warehouse, office and distribution facilities set forth below are leased to the Company as follows: (1) the Petaluma, California facility is leased to the Company’s wholly-owned subsidiary Russ Berrie & Co. (West), Inc. by the personal representatives1 of the Estate of Mr. Russell Berrie (the “Estate”) on its behalf; title to such property will pass to The Russell Berrie 2002A Trust2; beneficiaries of such trust include Angelica Berrie and The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (the “Foundation”), (2) the South Brunswick, New Jersey facility is leased to the Company by the Executors3 on behalf of the Estate; Angelica Berrie holds the sole beneficial interest in these premises, (3) the Oakland, New Jersey facility is leased to the Company by a partnership directly or indirectly owned by the Executors on behalf of the Estate (beneficiaries of the Estate include, among others, Angelica Berrie and the Foundation), Murray Berrie, the brother of the late Mr. Russell Berrie, Mr. Russell Berrie’s children, Leslie Berrie, Scott Berrie and Richard Berrie, and various other relatives of Mr. Russell Berrie; and (4) the Hounsdown, United Kingdom facility is leased to the Company’s wholly-owned subsidiary, Russ Berrie (U.K.) Limited, by Hounsdown, Inc., a New Jersey corporation. Angelica Berrie is the sole shareholder of Hounsdown, Inc. The Company believes that the terms of those leases are no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company is also a guarantor of mortgage loan payments on the facility in South Brunswick, New Jersey and, in connection therewith, has executed a guarantee and has established a letter of credit with respect to such facility to secure such payment obligations. The Company has granted a security interest in accounts receivable and inventory of the Company up to $2,000,000 to secure its obligations under the Guarantee and the Amended and Restated Letter of Credit Reimbursement Agreement executed in connection therewith. The aggregate amount outstanding on such mortgage loan as of December 31, 2004 was $7,000,000. As the mortgage with respect to the Oakland, New Jersey property is no longer outstanding, the previously-reported Company guarantee of the mortgage loan payments with respect thereto has been terminated.
      The table below lists such facilities, the current annual rentals and the lease expiration dates.

	Annual
Facility	Rental[4]		Lease Expiration[5]

Petaluma, California	$937,000		June 30, 2006
Oakland, New Jersey	707,680	[6]	March 31, 2009
South Brunswick, New Jersey	2,242,920		May 31, 2014
Hounsdown, United Kingdom	1,922,807	[7]	April 1, 2022

Total	$5,810,407

[1]	On June 17, 2003, an Order for Probate of a Non-Domiciliary Decedent’s Will was granted by the Superior Court of California in the County of Sonoma appointing Angelica Berrie, Myron Rosner and Ilan Kaufthal as personal representatives to the Estate of Russell Berrie.

[2]	On March 9, 2005, an Order of Final Distribution on Waiver of Account and for Payment of Compensation of Attorneys was granted by the Superior Court of California in the County of Sonoma distributing the premises to the trustees of The Russell Berrie 2002A Trust. Title to such property will officially pass when such Order is recorded with the Sonoma County Recorder. As of March 24, 2005, such recordation had not yet taken place. The trustees of such trust are Angelica Berrie, Myron Rosner, Ilan Kaufthal, Raphael Benaroya, Josh Weston, and Norman Seiden.

[3]	The executors of the Estate are Angelica Berrie, Myron Rosner, and Ilan Kaufthal.

[4]	Reflects base rental obligations. Does not include payments for real estate taxes and certain other items applicable to the premises.

[5]	Renewal and early termination options for each lease, if applicable, are as follows: (i) the Petaluma lease has a one year renewal option, which the Company must exercise by notice no later than July 1, 2005; (ii) the Oakland lease can be terminated by the Company at any time upon 24 months advance written notice; (iii) the South Brunswick lease can be terminated by the Company at any time upon 24 months advance written notice, provided that if such termination occurs at any time on or prior to May 31, 2009, the Company must pay the Landlord $1,121,460.20, plus six months of real estate taxes assessed against the demised premises; and (iv) the Hounsdown lease allows Russ Berrie (U.K.) Ltd. to terminate the lease at the expiration of the tenth year of the term, upon not less than 12 months prior written notice.

[6]	The annual rental set forth in the table represents the annual rental for April 1, 2005 through March 31, 2006. The annual rental is subject to further annual adjustments commencing April 1st of each year of the lease term (the next adjustment being April 1, 2006) in an amount equal to the increase in the cost of living, as estimated by the U.S. Bureau of Labor Statistics Consumer Price Index, but in no event greater than 3% of the previous year’s rent.

[7]	Represents rental of 1,041,000 pounds sterling converted at the December 31, 2004 exchange rate of $1.9266= £1. The annual rental under this lease is subject to periodic review for potential adjustment to then-current market rates.

      The Company paid $241,108 during 2004 to Wilentz, Goldman & Spitzer, P.A. (“Wilentz”), a law firm that provides legal services to the Company. Mr. Rosner, who is deemed to beneficially own more than five percent of the Company’s Common Stock, is Of Counsel to Wilentz (he was shareholder and director of Wilentz until December 31, 2004). See note 2 to “Security Ownership of Certain Beneficial Owners,” above.
      Brett Berrie, the step-son of Angelica Berrie, was employed by the Company as a Regional Account Executive until October 2004, and received aggregate compensation from the Company in the amount of $42,434 in 2004.
      Gregorio Urra, the brother of Angelica Berrie, was employed by Tri-Russ International (Hong Kong) Limited (“Tri-Russ”), a wholly-owned subsidiary of the Company, as a Director of Product Development until December 2004. During 2004, Mr. Urra received aggregate compensation from Tri-Russ in the amount of $120,446, which consisted of (i) annual salary of $99,120, (ii) payment of $799 for untaken annual leave, (iii) Tri-Russ’ 2004 contribution in the amount of $12,390 to a mandatory “provident fund” (an unemployment/retirement fund to which Tri-Russ was obligated to contribute in accordance with Hong Kong law), and (iv) a net severance benefit of $8,137, which represents the total severance benefit due Mr. Urra under Hong Kong law, less aggregate amounts previously contributed by Tri-Russ to the provident fund.
      Juan Lorenzo Urra, the brother of Angelica Berrie, is employed by Tri-Russ International (Hong Kong) Limited, a wholly-owned subsidiary of the Company, as a Sales Manager, and received aggregate compensation from said subsidiary in the amount of $81,696 in 2004.
      The Company paid $86,651 during 2004 to Automatic Data Processing, Inc. (“ADP”), a computerized transaction processing, data communication and information services company that provides payroll services to the Company. Mr. Weston, Chairman of the Company’s Board, is Honorary Chairman of ADP (he retired as a director of ADP in November 2004).

      The Company entered into an agreement dated September 21, 2000 with Charles Klatskin Company, Inc. to provide real estate brokerage services with respect to certain potential real estate transactions. The agreement provides that, unless otherwise agreed in writing, Charles Klatskin Company, Inc. will receive compensation only from the landlord or seller of the real estate transaction. Mr. Charles Klatskin, a member of the Company’s Board, is Chairman and President of Charles Klatskin Company, Inc. In 2004, Mr. Klatskin did not receive any compensation with respect to this agreement.
      From time to time, the Company consults with or engages Bear, Stearns & Co. Inc. (“Bear Sterns”) to provide financial consulting services, including advice relating to potential acquisitions. In 2004, the Company engaged Bear Sterns as its exclusive financial advisor in connection with its acquisition of Kids Line, LLC. In addition, from 2001 until October 2004, the Company retained Bear Stearns Asset Management, Inc. (an affiliate of Bear Stearns) as one of its investment fund managers and, from January to October 2004, Bear Stearns Asset Management, Inc. managed cash balances for the Company in a maximum amount of approximately $47,000,000. Mr. Kaufthal, a member of the Company’s Board, is Vice Chairman-Investment Banking of Bear Stearns.
EXECUTIVE MANAGEMENT COMMITTEE
      An Executive Management Committee (“EMC”) was established in February 2005. The purpose of the EMC is to provide the Chief Executive Officer with a platform to discuss and receive input with respect to business strategies, product development, sourcing of products and other matters related to the affairs of the Company. Currently, the following individuals and business unit leaders participate as a member of the EMC: (i) Andrew Gatto, President and Chief Executive Officer of the Company (Mr. Gatto will preside at the meetings of the EMC); (ii) Chris Robinson, President of International Division of the Company, and Managing Director of Russ Berrie (U.K.) Limited, a wholly-owned subsidiary of the Company; (iii) Fritz Hirsch, President of Sassy, Inc., a wholly-owned subsidiary of the Company; (iv) Michael Levin, President of Kids Line, LLC, a wholly-owned subsidiary of the Company; (v) Lynn Moran, Executive Vice President-Sales of the Company; and (vi) John Wille, Vice President and Chief Financial Officer of the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such Section 16(a) forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 2004, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with on a timely basis except that (i) Ricky Chan, a former executive officer of the Company, (x) filed a late report on Form 5 on July 1, 2004 with respect to (a) three transactions that occurred on February 25, 2002 for the sale of an aggregate of 2,239 shares of Common Stock; (b) one transaction that occurred on February 27, 2002 for the sale of 1,000 shares of Common Stock; and (c) one transaction that occurred on February 13, 2003 for the sale of 3,108 shares of Common Stock, and (y) filed a late report on Form 4 on July 1, 2004 with respect to two transactions for the sale of an aggregate of 3,111 shares of Common Stock that occurred on May 21, 2004; (ii) William Landman, a member of the Company’s Board, filed a late report on Form 5 on February 9, 2005 with respect to one transaction for the gifting of 6,000 shares of Common Stock that occurred on July 23, 2004; and (iii) Benjamin Sottile, a former member of the Company’s Board, filed a late report on Form 4 on July 1, 2004 with respect to two transactions for the cancellation of an aggregate of 5,000 stock options that occurred on June 4, 2004.
OTHER MATTERS
      The Board knows of no business to be presented at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, or any adjournment thereof, the holders of the proxies intend to vote the proxies in accordance with their best judgment on such matters.
VOTING PROCEDURES
      Election of Directors: Directors are elected by a plurality of the votes cast at the annual meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality, but will be counted for quorum purposes.
      Other Matters: In general, the affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting (in person or by proxy) is required for a particular matter to be deemed an act of the shareholders. For certain corporate actions, the Company’s Certificate of Incorporation or New Jersey law may require a greater percentage of affirmative votes in order to be effective. Shares electing to abstain are considered present at the meeting for the particular matter for quorum purposes, but are not considered as votes cast for or against a matter. In the event of broker non-votes, shares are considered present at the meeting for quorum purposes only. Broker non-votes and abstentions are each not counted in respect of the approval of a corporate matter, but have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.
SHAREHOLDER PROPOSALS
      In order to be included in the proxy statement and form of proxy relating to the 2006 Annual Meeting of Shareholders, proposals of shareholders intended to be presented at such meeting must be received by the Company on or before December 13, 2005. Any such proposals should be submitted in writing to: Corporate Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials are required to provide advance notice of such proposal to the Company at the aforementioned address on or before February 27, 2006.

By Order of the Board of Directors,

ARNOLD S. BLOOM
Secretary
Oakland, New Jersey
March 24, 2005

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

REVOCABLE PROXY
RUSS BERRIE AND COMPANY, INC.

For	Withhold	For All
All	All	Except

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Shareholders, May 4, 2005

     The undersigned hereby appoints Andrew Gatto and Josh Weston, and each of them, as proxies with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote as designated below the shares of Common Stock of Russ Berrie and Company, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Russ Berrie and Company, Inc., to be held on Wednesday, May 4, 2005 at 2:00 p.m. at Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey, and at any adjournments or postponements thereof.

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

IMPORTANT: Please sign exactly as name appears above. When shares are held by joint tenants, both owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your name and indicate your full title as such. If an entity, please sign in full entity name by an authorized person, indicating his/her title.

1.	Election of the directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified.	☐	☐	☐

Nominees:
Raphael Benaroya, Angelica Berrie, Carl Epstein, Andrew R. Gatto, Ilan Kaufthal, Charles Klatskin, Joseph Kling, William A. Landman, and Josh Weston

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	In their discretion, the proxies are authorized to vote upon all other matters which may properly come before the annual meeting or any adjournments or postponements thereof.

A vote FOR all nominees is recommended.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	☐

     THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED “FOR” THE ELECTION OF THE BOARD’S NOMINEES AS DIRECTORS; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Detach above card, sign, date and mail in postage paid envelope provided.

RUSS BERRIE AND COMPANY, INC.

     The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith with respect to the Russ Berrie and Company, Inc. 2005 Annual Meeting of Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, OR IF YOU HAVE ANY COMMENTS, PLEASE INDICATE IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.